                                                                    EXHIBIT 10.1


                                 LOAN AGREEMENT

                                  BY AND AMONG

                        OMEGA HEALTHCARE INVESTORS, INC.
                         AND CERTAIN OF ITS SUBSIDIARIES

                                       AND

                               THE PROVIDENT BANK

                                 MARCH 31, 1999




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                                TABLE OF CONTENTS


Article 1.        Definitions.....................................................................................1
         Section 1.1       Provisions Pertaining to Definitions...................................................1
         Section 1.2       Defined Terms..........................................................................1
         Section 1.3       GAAP..................................................................................15

Article 2.        Commitment; Loan...............................................................................16
         Section 2.1       Loan..................................................................................16
         Section 2.2       Notices Relating to Loan..............................................................16
         Section 2.3       Disbursement of Loan Proceeds.........................................................16
         Section 2.4       Note..................................................................................16
         Section 2.5       Repayment of Loan; Voluntary Changes in Commitment....................................16
         Section 2.6       Interest..............................................................................17
         Section 2.7       Fees..................................................................................18
         Section 2.8       Use of Proceeds.......................................................................18
         Section 2.9       Computations..........................................................................18
         Section 2.10      Minimum Amount of Borrowings and Repayment............................................18
         Section 2.11      Time and Method of Payment............................................................19
         Section 2.12      Additional Costs; Capital Requirements................................................19
         Section 2.13      Limitation on Types of Rate...........................................................20
         Section 2.14      Illegality............................................................................20
         Section 2.15      Indemnification.......................................................................21
         Section 2.16      Extension of Commitment Period........................................................21

Article 3         Security.......................................................................................22
         Section 3.1       Security Interest.....................................................................22
         Section 3.2       Guaranties............................................................................22
         Section 3.3       Financing Statements; Additional Documents............................................22
         Section 3.4       Accounts; Chattel Paper; Lease Agreements.............................................22
         Section 3.5       Removal and Substitution of Real Property Collateral..................................23
         Section 3.6       Release of Collateral.................................................................24

Article 4         Representations and Warranties.................................................................24
         Section 4.1       Organization..........................................................................24
         Section 4.2       Power, Authority, Consents............................................................25
         Section 4.3       No Violation of Law or Agreements.....................................................25
         Section 4.4       Due Execution, Validity, Enforceability...............................................26
         Section 4.5       Title to Properties...................................................................26
         Section 4.6       Judgments, Actions, Proceedings.......................................................26
         Section 4.7       No Defaults, Compliance With Laws.....................................................26
         Section 4.8       Burdensome Documents..................................................................26
         Section 4.9       Financial Statements..................................................................27

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
         Section 4.10      Tax Returns...........................................................................27
         Section 4.11      Intangible Assets.....................................................................27
         Section 4.12      Regulation U..........................................................................27
         Section 4.13      Full Disclosure.......................................................................28
         Section 4.14      Licenses and Approvals................................................................28
         Section 4.15      ERISA.................................................................................28
         Section 4.16      REIT Status...........................................................................28
         Section 4.17      General Collateral Representations....................................................28
         Section 4.18      Environmental Representations.........................................................29

Article 5         Conditions to the Loans........................................................................30
         Section 5.1       Conditions to Initial Loan(s).........................................................30
         Section 5.2       Post-Closing Requirements.............................................................32
         Section 5.3       Conditions to Subsequent Borrowings...................................................32

Article 6         Delivery of Financial Reports, Documents and Other Information.................................33
         Section 6.1       Annual Financial Statements...........................................................33
         Section 6.2       Quarterly Financial Statements........................................................34
         Section 6.3       Compliance Information................................................................34
         Section 6.4       No Default Certificate................................................................34
         Section 6.5       Certificate of Accountants............................................................34
         Section 6.6       Business Plans and Budget.............................................................34
         Section 6.7       Operator Reports......................................................................35
         Section 6.8       Accountants' Reports..................................................................35
         Section 6.9       Copies of Documents...................................................................35
         Section 6.10      Notices of Defaults...................................................................35
         Section 5.11      ERISA Notices and Requests............................................................35
         Section 5.12      Additional Information................................................................36

Article 7         Affirmative Covenants..........................................................................36
         Section 7.1       Books and Records.....................................................................36
         Section 7.2       Inspections and Audits................................................................36
         Section 7.3       Maintenance and Repairs...............................................................36
         Section 7.4       Continuance of Business...............................................................36
         Section 7.5       Copies of Corporate Documents.........................................................36
         Section 7.6       Perform Obligations...................................................................37
         Section 7.7       Notice of Litigation..................................................................37
         Section 7.8       Insurance.............................................................................37
         Section 7.9       Financial Covenants...................................................................37
         Section 7.10      Notice of Certain Events..............................................................38
         Section 7.11      Comply with ERISA.....................................................................38
         Section 7.12      Environmental Compliance..............................................................38
         Section 7.13      Compliance with Laws..................................................................38

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
         Section 7.14      Maintenance of REIT Status............................................................39
         Section 7.15      Year 2000 Compliance..................................................................39

Article 8         Negative Covenants.............................................................................39
         Section 8.1       Liens.................................................................................40
         Section 8.2       Mergers, Acquisitions.................................................................40
         Section 8.3       Changes in Structure..................................................................40
         Section 8.4       Disposition of Assets.................................................................40
         Section 8.5       Fiscal Year...........................................................................40
         Section 8.6       ERISA Obligations.....................................................................40
         Section 8.7       Capital Expenditures..................................................................41
         Section 8.8       Hazardous Material....................................................................41
         Section 8.9       Limitation on Nature of Business......................................................41

Article 9         Events of Default..............................................................................41
         Section 9.1       Events of Default.....................................................................41
         Section 9.2       Remedies..............................................................................43
         Section 9.3       No Implied Waiver.....................................................................45
         Section 9.4       Set-Off...............................................................................45

Article 10        Miscellaneous Provisions.......................................................................46
         Section 10.1      Fees and Expenses; Indemnity..........................................................46
         Section 10.2      Taxes ................................................................................47
         Section 10.3      Payments..............................................................................47
         Section 10.4      Survival of Agreements and Representations; Construction..............................48
         Section 10.5      Lien on and Set-off of Deposits ......................................................48
         Section 10.6      Modifications. Consents and Waivers; Entire Agreement.................................48
         Section 10.7      Further Assurances....................................................................48
         Section 10.8      Notices...............................................................................49
         Section 10.9      Counterparts..........................................................................50
         Section 10.10     Severability..........................................................................50
         Section 10.11     Binding Effect; No Assignment or Delegation by Borrowers..............................50
         Section 10.12     Participation by Bank.................................................................50
         Section 10.13     Interpretation of Loan Documents......................................................51
         Section 10.14     Integration of Schedules and Exhibits.................................................51
         Section 10.15     Headings..............................................................................51
         Section 10.16     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.......................51
         Section 10.17     Joint and Several Obligations.........................................................52



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
Exhibits

         Exhibit A         Form of Note
         Exhibit B         Form of Mortgage
         Exhibit C         Form of Security Agreement
         Exhibit D         Form of Guaranty
         Exhibit E         Form of Compliance Certificate

Schedules

         A        Real Property Collateral
         4.1      States of Incorporation and Qualification, and Capitalization of Borrowers and
                  Subsidiaries
         4.6      Judgments, Actions, Proceedings
         4.7      Defaults; Compliance with Laws, Regulations, Agreements
         4.8      Burdensome Documents
         4.14     Violations/Revocations of Licenses and Approvals
         4.15     Multiemployer Plans
         4.17     UCC Filing Offices
         4.18     EPA Permits
         8.1      Permitted Security Interests, Liens and Encumbrances



                                        v

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                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") is made and entered into this 31st day of March, 1999, by and between Omega Healthcare Investors, Inc., a Maryland corporation ("Borrower"), Sterling Acquisition Corp., a Kentucky corporation, OHI (Iowa), Inc., an Iowa corporation, and Delta Investors II, LLC, a Maryland limited liability company (referred to collectively as the "Guarantors" or individually as a "Guarantor) and The Provident Bank, an Ohio banking corporation ("Bank").

ARTICLE 1         DEFINITIONS.

         Section 1.1 Provisions Pertaining to Definitions. For all purposes of this Agreement, unless otherwise expressly specified:

                  (a) The expression "this Agreement" shall mean this Loan Agreement (including all of the Schedules and Exhibits hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated;

                  (b) Unless the context clearly indicates the contrary, words importing the singular only shall include the plural and vice versa, and all references to dollars shall be United States Dollars;

                  (c) All of the uncapitalized terms contained in this Agreement which are defined under the UCC will, unless defined in the Loan Documents or the context clearly indicates otherwise, have the meanings provided for in the UCC;

                  (d) The term "including" is used by way of illustration and not by way of limitation; and

                  (e) The definition of any document, agreement or instrument includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof

         Section 1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accountants" - Ernst & Young LLP or such other firm of certified public accountants selected by Borrower and acceptable to Bank.

         "Accounts"- with respect to any Person, such Person's "accounts" (as defined in the UCC), rental agreements, contracts, notes, bills, drafts, acceptances, documents of title and other contract rights, rights to payment and other forms of obligation for the payment of money, whether now owned or existing or hereafter acquired or arising or in which such Person now has or hereafter acquires any rights or interests, including, without limitation, all
(i) accounts receivable (whether or not specifically listed on schedules furnished to Bank), accounts created by or arising from all of



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such Person's sales of goods, financial instruments, documents, permits or other items, or rendition of services, including funds transfer services, made under any of such Person's trade names or styles, or through any of such Person's subsidiaries or divisions, and all accounts acquired by assignment in the ordinary course of business; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by such Person with respect to any such accounts or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

         "Additional Costs" - as defined in Section 2.12 hereof.

         "Affiliate" - as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person that owns directly or indirectly five (5%) percent or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or five (5%) percent or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (b) each shareholder, director and officer of Borrower or any Guarantor shall be deemed to be an Affiliate of Borrower or such Guarantor, respectively.

         "Applicable Interest Expense" - that portion of the interest due and payable on the Loan attributable to a particular Property serving as Real Property Collateral, determined by multiplying the interest due and payable under the Loan by a fraction, the numerator of which is the Appraised Value for the Property in question, and the denominator of which is the aggregate Appraised Value of all Real Property Collateral.

         "Appraisal" - an appraisal providing an assessment of the fair market value of a Property (whether appraised on a stand-alone basis or "in bulk" together with similar Properties) which is independently and impartially prepared by a nationally recognized appraiser or an appraiser acceptable to Bank and having substantial experience in the appraisal of health care facilities and conforming to Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation.

         "Appraised Value" - with respect to any Real Property Collateral, the value of such Real Property Collateral reflected in the most recent Appraisal prepared with respect to such Real Property Collateral, reduced by the amount of any Indebtedness (other than the Obligations) secured by a Lien on such Real Property Collateral.


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         "Assessment Rate" - at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of one (1%) percent) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Reference Bank for deposit insurance for Dollar time deposits with the Reference Bank at the Principal Office as determined by the Reference Bank.

         "Bank" - The Provident Bank, an Ohio banking corporation.

         "Borrowing Base" - as of any date as of which the amount thereof shall be determined, an amount equal to 80% of the Appraised Value of the Real Property Collateral, not to exceed the maximum amount of the Commitment.

         "Borrowing Notice" - as defined in Section 2.2 hereof.

         "Business Day" - any day other than Saturday, Sunday or any other day on which commercial banks in Cincinnati, Ohio are authorized or required to close.

         "Capital Expenditures" - for any period, the aggregate amount of all payments made or to be made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

         "Capitalized Lease" - any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash" - as to any Person, such Person's cash and Cash Equivalents.

         "Cash Equivalents" - (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months from the date of acquisition thereof; (ii) investments in certificates of deposit or bankers' acceptances maturing within three (3) months from the date of acquisition issued by any Lender or any other commercial bank organized under the laws of the United States or any state thereof that is a member of the Federal Reserve System having capital surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000); (iii) investments in commercial paper of any lender or of any other Person and maturing not more than six (6) months from the date of acquisition thereof; (iv)

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obligations of the type described in (i), (ii) or (iii) above purchased pursuant to a repurchase agreement obligating the counterpart to repurchase such obligations not later than thirty (30) days after the purchase thereof, secured by a fully perfected security interest in any such obligation, and having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the issuing bank, (v) time deposits or Eurodollar time deposits maturing no more than thirty (30) days from the date of creation with commercial banks having membership in the Federal Deposit
Insurance Corporation in amounts not exceeding the lesser of One Hundred
Thousand Dollars ($100,000) or the maximum insurance applicable to the aggregate amount of such Person's deposits in such institution, and (vi) investments in money market funds in aggregate amount of no more than $3,000,000 at any time outstanding and substantially all of whose assets are comprised of securities described in clauses (i) through (v) above.

         "Cash Flow" - for any period, (i) EBITDA, less (ii) Capital Expenditures (to the extent actually made in Cash by a person and excluding the non-current portion of Capital Expenditures which have been financed), less
(iii) the gross amount capitalized for long term assets (net of Cash received in respect of long term assets) and paid in Cash, other than Capital Expenditures.

         "CERCLA" - the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss.9601, et seq.

         "Chattel Paper" - "chattel paper" as such term is defined in the UCC, now owned or existing or hereafter acquired or arising or in which a Person now has or hereafter acquires any rights or interests.

         "Code" - the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder.

         "Collateral" - the Real Property Collateral and all of the following located on, generated by, arising from, or used in connection with, the Real Property Collateral: a Loan Party's Accounts, Inventory, Equipment, General Intangibles, fixtures, leases, money, goods, motor vehicles, leasehold improvements, Documents, Instruments, Chattel Paper, Intellectual Property, inventory subject to leases and rights under lease agreements for the leasing of inventory, money, deposit accounts, securities, funds, rights to draw on letters of credit, permits, licenses and the Cash or noncash produces and Proceeds (including insurance or other rights to receive payment with respect thereto) of any of the foregoing and all accessions and additions to and replacements and substitutions for the foregoing, and all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records of Borrower and each Subsidiary) (whether or not stored in written or electronic form) pertaining to any of the foregoing.

         "Commitment" - the Obligation of Bank to make the Loan, up to a maximum amount of $50,000,000.00.


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         "Commitment Fee" - as defined in Section 2.7(b) hereof.

         "Commitment Period" - the period commencing on the date of this Agreement and ending on the Commitment Termination Date, as the same may be extended pursuant to this Agreement.

         "Commitment Termination Date" - March 31, 2002, unless otherwise modified or extended by Bank pursuant to Section 2.16 hereof.

         "Compliance Certificate" - a certificate in the form of EXHIBIT E hereto, executed by the chief executive officer or chief financial officer of Omega to the effect that: (a) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrowers as described in such certificate, including, without limitation, that the covenants set forth in Section 7.9 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to Bank, of such compliance, and (b) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect.

         "Current Assets" and "Current Liabilities" - at any time, all assets or liabilities, respectively, that, in accordance with GAAP, should be classified as current assets or current liabilities, respectively, on a Person's consolidated balance sheet.

         "Current Ratio" - the ratio of Current Assets (excluding Cash, Cash Equivalents and any amounts due from affiliates) to Current Liabilities (excluding the current portion of any long term indebtedness for borrowed money and any amounts due to affiliates).

         "Debt Instrument" - as defined in subsection 9.4(a) hereof.

         "Debt Ratio" - as of any computation date, the ratio of (i) Borrower's indebtedness as of said date to (ii) Borrower's EBITDA for the Reference Period ending on the computation date.

         "Default" - an event which with notice or lapse of time, or both, would constitute an Event of Default.

         "Disbursement Account" - Borrower's account with Bank described in
Section 2.3 hereof.

         "Disposition" - the sale, lease, conveyance, transfer or other disposition of any Real Property Collateral (whether in one or a series of transactions), including accounts and notes receivable (with or without recourse) and sale-leaseback transactions.

         "Document" - any "document," as such term is defined in the UCC, now owned or existing or hereafter arising or acquired or in which a Person now has or hereafter acquires any rights or interests.



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         "Dollars" and "$" - lawful money of the United States of America.

         "Dollar Amount" - the principal amount of the Loan stated in Dollars.

         "EBITDA" - for any period, with respect to Borrower on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains or interest income.

         "Employee Benefit Plan" - any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA.

         "Environmental Laws and Regulations" - individually or collectively any applicable local, state or federal law, statute, rule, regulation, order, ordinance, common law, or permit or license term or condition pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (including, but not limited to, the Superfund Amendments and Reauthorization Act), the Resource Conservation and Recovery Act (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984), the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, and the Clean Air Act, all as now or hereafter amended.

         "Environmental Liability" - any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or by any environmental regulatory body having jurisdiction over Borrower and its Subsidiaries and/or any liability arising under any Environmental Laws and Regulations for Borrower's or any Subsidiary's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

         "Environmental Proceeding" - any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to Borrower or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

         "Equipment" - any "equipment," as such term is defined in the UCC, now owned or existing or hereafter acquired or arising (or in which a Person now has or hereafter acquires any rights or interests), and shall include, without limitation, any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts and


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



accessories installed thereon or affixed thereto, and all other tangible personal property not otherwise described herein.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate" - as applied to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) - (o) of the Code and, if applicable, Section 4001(a)(14) and (b) of ERISA.

         "Event of Default" - as defined in Article 9 hereof.

         "Facility" - a health care facility offering health care-related products and services, including any acute care hospital, rehabilitation hospital, nursing home, retirement center, long-term care facility, or medical office building, and facilities directly related thereto.

         "Federal Funds Rate" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to Bank on such day on such transactions as reasonably determined by Bank).

         "Fee(s)" - as defined in subsection (c) hereof.

         "Fixed Charge Coverage" - the ratio of consolidated Cash Flow during the 12 month period ending on the computation date to consolidated Fixed Charges for the same 12 month period.

         "Fixed Charges" means for any period, the total of the following for any Person, each calculated for such period, without duplication: (i) Interest Expense paid or accrued, minus (ii) interest income earned or accrued as determined in accordance with GAAP, plus (iii) scheduled payments of principal with respect to all Indebtedness for borrowed money of a Person including the principal component of any Cash payments made on any Capital Lease.

         "GAAP" - generally accepted accounting principles, as in effect in the United States.

         "General Intangibles" - any "general intangibles," as such term is defined in the UCC, now owned or existing or hereafter acquired or arising (or in which a Person now has or hereafter acquires any rights or interests) and, in any event, shall include, without limitation, all right, title and interest now in existence or hereafter arising in or to all customer lists, trademarks, service marks, patents, rights in intellectual property, trade names, copyrights, trade secrets, proprietary or confidential information, inventions and technical information, procedures, designs, knowledge, know-how,

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



software, data bases, data, processes, models, drawings, materials, and records now owned or hereafter acquired, and any and all goodwill and rights of indemnification, and tax refunds and tax refund claims, pension plan refunds and reversions.

         "Guarantor" - Sterling Acquisition Corp., a Kentucky corporation, OHI
(Iowa), Inc., an Iowa corporation, or Delta Investors II, LLC, a Maryland limited liability company; referred to collectively as the "Guarantors".

         "Guaranty" - the guaranty given by a Guarantor to Bank pursuant to which such Guarantor guarantees the due and punctual payment, performance and observance of the Obligations, substantially in the form of EXHIBIT D hereto.

         "Hazardous Materials" - any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes defined as such, or included under or regulated by the Environmental Laws and Regulations.

         "Indebtedness" - with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

         "Instruments" - "instruments," as such term is defined in the UCC, now owned or existing or hereafter acquired or arising or in which a Person now has or hereafter acquires any rights or interests.

         "Intellectual Property" - all copyrights, patents and trademarks, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any obligor with respect to any of the foregoing, in each case whether now or thereafter owned or used including, without limitation, the licenses or other agreements with respect to copyrights, patents or trademarks;
(c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media on which or in which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by a Person; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by a Person in respect of any of the items listed above.

         "Interest Coverage" - as at the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing (i) EBITDA less Maintenance Capital Expenditures by (ii) Interest Expense; all of the foregoing calculated for the Reference Period ending on the computation date.

         "Interest Expense" - for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness of Borrower outstanding at any time during such period.

         "Interest Period" - each period commencing on the date interest begins accruing at a LIBOR Based Rate and ending on (i) the same day 1, 2, 3 or 6 months thereafter, as Borrower may select as provided in Section 2.2 hereof, except that each such Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day (or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day); (b) any Interest Period that commences before the Commitment Termination Date shall end no later than the Commitment Termination Date; and (c) no Interest Period shall have a duration of less than one month.

         "Inventory" - with respect to any Person, such Person's "inventory" (as defined in the UCC) and other goods (as defined in the UCC), including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business, wherever located and whether in the possession of such Person or any other Person; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, wherever located and whether in the possession of such Person or any other Person; and (iii) all goods returned to or repossessed by such Person.

         "Latest Balance Sheet" - as defined in subsection 4.9 hereof.

         "Lease Rental Expense" - for any period and with respect to any Facility or the Post Office Property, the total amount payable during such period by the lessee thereof to any Loan Party, including, without limitation,
(a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Facility or the Post Office Property is subject under the lease relating thereto.

         "LIBOR Base Rate" - for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one (1%) percent) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) LIBOR Business Days prior to the first day of such Interest Period as the rate at which the Reference Bank is offered deposits in Dollars in the London interbank market where the LIBOR and foreign currency and exchange operations of the Reference Bank are customarily conducted, having terms of one (1), two (2), three (3) or six (6) months and in an amount comparable to the principal amount of the Loan then outstanding.

         "LIBOR Based Rate" - the LIBOR Rate plus the Margin.

         "LIBOR Business Day" - a Business Day on which dealings in Dollar deposits and pounds sterling are carried out in the London interbank market.

         "LIBOR Election" - an effective election by Borrower to have the principal balance of the Loan bear interest at a LIBOR Based Rate in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Rate" - the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one (1%) percent) equal to: (a) the LIBOR Base Rate for such Interest Period; divided by (b) one (1) minus the Reserve Requirement for such Interest Period. Bank shall use its best efforts to advise Borrower of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; provided, however, that the failure of Bank to so advise Borrower on any one or more occasions shall not affect the rights of Bank the obligations of Borrower hereunder.

         "Licenses and Permits" - all licenses, permits, registrations and recordings thereof and all applications incorporated into such licenses, permits and registrations now owned or hereafter acquired by any Person and required from time to time for the business operations of such Person.

         "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the UCC.

         "Loan" - as defined in subsection 2.1 hereof.

         "Loan Documents" - this Agreement, the Note, Security Documents, the and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

         "Loan Party" - Borrower and each Guarantor.

         "Maintenance Capital Expenditures" - Capital Expenditures for the repair or maintenance of Property.

         "Margin" - on any date with respect to the Loan, two percent (2.00%) (two hundred basis points).

         "Material Adverse Effect" - any fact or circumstance which (a) materially and adversely affects the business, operation, property or financial condition of a Loan Party, or (b) has a material adverse effect on the ability of any Loan Party to perform its obligations under this Agreement, the Note or the other Loan Documents.

         "Mortgage(s)" - mortgages of Real Property Collateral in favor of Bank, substantially in the form of EXHIBIT B hereto.

         "Multiemployer Plan" - a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

         "Net Issuance Proceeds" - in respect of any issuance of Indebtedness or equity, the proceeds in Cash received by any Loan Party upon or simultaneously with such issuance, net of direct costs of such issuance and any taxes paid or payable by the recipient of such proceeds.

         "Net Proceeds" - in respect of any Disposition, the proceeds in Cash received by a Loan Party upon or simultaneously with such Disposition, net of
(i) direct costs of such Disposition, (ii) any taxes paid or payable by the recipient of such proceeds, and (iii) amounts required to be applied to repay any Indebtedness secured by a lien on the asset which is the subject of the Disposition.

         "Note" - the revolving note, initially in the form attached hereto as EXHIBIT A, or any subsequent note issued in substitution therefor, evidencing the Loan.

         "Obligations" - collectively, all of the Indebtedness of any Loan Party to Bank, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Loan Documents.

         "Operator" - the lessee of any Real Property Collateral, to the extent that such entity controls the operation of such Real Property Collateral.

         "Origination Fee" as defined in subsection 2.7(a) hereof.

         "Patents" mean all of the following in which a Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

         "PBGC" - Pension Benefit Guaranty Corporation.

         "Permitted Liens" - as to any Person: (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) liens imposed by law, including without limitation, carriers', warehousemen's, materialmen's and mechanics' liens, or liens arising out of judgments or awards or judicial attachment liens against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (c) liens for taxes not yet subject to penalties for non-payment and liens for taxes the payment of which is being contested as permitted by Section 7.6 hereof; (d) non-consensual liens that have been bonded within thirty (30) days after notice of such lien(s) by a Person (not an Affiliate of Borrower) reasonably satisfactory to Bank in an aggregate amount secured by all such liens not in excess of $5,000,000; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in this clause
(e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business; and (f) existing leases on the Real Property Collateral disclosed to Bank.

         "Person" - an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" - at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (a) maintained by a Loan Party for its employees, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Loan Party is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Post-Default Rate" - a rate per annum equal to four percent (4.00%) in excess of (i) the LIBOR Based Rate during any Interest Period, or (ii) the Prime Rate.

         "Post Office Property" - that property further identified as the "Post Office Property" in SCHEDULE A hereto.

         "Prime Rate" - the variable per annum rate of interest so designated from time to time by Bank as its prime rate. Notwithstanding the foregoing, Borrower acknowledges that the Prime Rate is a reference rate, and Bank may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

         "Principal Office" - the principal office of Bank presently located at One East Fourth Street, Cincinnati, Ohio 45202.

         "Proceeds" - "proceeds," as such term is defined in the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, and (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority).

         "Property" - any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Quarterly Dates" - the first day of each October, January, April and July, beginning with July 1, 1999, provided that, if any such date is not a LIBOR Business Day, the relevant Quarterly Date shall be the next succeeding LIBOR Business Day (or, if the next succeeding LIBOR Business Day falls in the next succeeding calendar month, then on the next preceding LIBOR Business Day).

         "Real Property Collateral" - that real property subject to the Mortgages and serving as collateral for the Loan, as set forth in SCHEDULE A hereto, including the Facilities listed and the Post Office Property, and any real property hereafter substituted for the same or otherwise serving as collateral for the full and timely payment and performance of the Obligations and subject to a Mortgage and the terms and conditions of this Agreement.

         "Reference Bank" - a bank appearing on the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided, that, if no such offered rate shall appear on such display, "Reference Bank" shall mean a bank in the London interbank market as selected by Bank.

         "Reference Period" - with respect to a particular computation date, the period of four consecutive quarters ending on such computation date.

         "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" - any change after the date of this Agreement in United States federal, or state, or foreign, laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to the Loan)) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including Bank, of or under any United States federal, or state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "REIT Status" - with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

         "Rent Coverage" - with respect to any Property serving as Real Property Collateral, as of the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing a (i) all sums due and payable from the Operator of Property serving as Real Property Collateral to the Loan Party owning the same under a lease, management agreement or other similar form of agreement or contract for such Property by (ii) the Applicable Interest Expense for such Property.

         "Reserve Requirement" - for any monthly period as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System with deposits against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (a) any category of liabilities which includes deposits by references to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Article 1, or (b) any category of extensions of credit or other assets.

         "Security Agreement" - a security agreement executed by a Loan Party granting Bank a security interest in the Collateral other than the Real Property Collateral, substantially in the form of EXHIBIT C hereto.

         "Security Documents" - all documents providing collateral security for the full and timely payment and performance of the Obligations and the terms and conditions of this Agreement, including Mortgages, Security Agreements, Guaranties and UCC financing statements.

         "Subsidiary" - with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership or other entity, in which such Person is a general partner or of which a majority of the partnership or other equity interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a joint venture, in which such Person is a joint venturer and of which a majority of the ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of Omega.

         "Tangible Net Worth" - the sum of capital surplus, earned surplus and capital stock, minus deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP consistently applied.

         "UCC" - the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Ohio, provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Unused Commitment" - as at any date, the difference, if any, between:
(a) the Commitment as in effect on such date, and (b) the then aggregate outstanding principal Dollar Amount of the Loan.

         Section 1.3 GAAP. Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

ARTICLE 2.        COMMITMENT: LOAN.

         Section 2.1 Loan. Bank hereby agrees, on the terms and subject to the conditions of this Agreement, to extend a revolving line of credit in the maximum amount of the Commitment hereinafter sometimes referred to as the "Loan" to Borrower during the Commitment Period to and including the Commitment Termination Date; provided, however, that the Commitment shall not exceed $30,000,000.00 until May 1, 1999; provided further, that the aggregate principal Dollar Amount of the Loan at any one time outstanding shall not exceed the Borrowing Base as then in effect; provided further, that, upon the occurrence and continuation of an Event of Default by a Loan Party under a material Indebtedness, Bank may refuse to permit the borrowing of any additional sums under the Commitment, even though such sums may be available under the Borrowing Base.

         Section 2.2 Notices Relating to Loan. Borrower shall give Bank written notice of each borrowing under or prepayment of the Loan and of the duration of each Interest Period (in each case, a "Borrowing Notice"). Each such written notice shall be irrevocable and shall be effective only if received by Bank not later than 11 a.m., Cincinnati, Ohio time, on the date that is three LIBOR Business Days prior to the date of the related borrowing or repayment or the first date of such Interest Period. Each such notice of borrowing, repayment or prepayment shall specify the amount (subject to Section 2.1 hereof) to be borrowed, repaid or prepaid and the date of borrowing, repayment or prepayment (which shall be a LIBOR Business Day).

         Section 2.3 Disbursement of Loan Proceeds. Borrower shall give Bank notice of each borrowing hereunder as provided in Section 2.2 hereof, and, not later than 11:00 a.m., Cincinnati, Ohio time, on the date specified for each borrowing hereunder, Bank shall disburse such sum to Borrower by depositing the amount thereof in an account of Borrower, designated by Borrower and maintained with Bank (the "Disbursement Account").

         Section 2.4 Note. The Loan shall be evidenced by a promissory note of Borrower in substantially the form of EXHIBIT A hereto, and one or more notes which may subsequently be issued in substitution thereof (the "Note"). The Note shall be dated the date hereof, shall be payable to the order of Bank in a principal amount equal to the Commitment as originally in effect, and shall otherwise be duly completed. The Note shall be payable as provided in Sections
2.5 and 2.6 hereof.

         Section 2.5 Payment of Loans; Voluntary Changes in Commitment:
Mandatory Repayments.

                  (a) The Loan shall be paid in full not later than the Commitment Termination Date.

                  (b) Borrower shall be entitled to terminate or reduce the Commitment and repay or prepay the principal amount of the Loan provided that Borrower shall give notice of such termination, reduction, prepayment or repayment to Bank as provided in Section 2.2 hereof and that any partial prepayment of the Loan or partial reduction of the Commitment shall be in the minimum aggregate Dollar Amount of One Million ($1,000,000) Dollars and Dollar Amount multiples of Five Hundred Thousand ($500,000) Dollars in excess thereof. Any such termination or reduction of the Commitment shall be permanent and irrevocable. Any repayment or prepayment of the Loan shall be made on the last day of the relevant Interest Period.

                  (c) Notwithstanding any other provision of this Agreement, the Loan shall be repaid as and when necessary to cause the aggregate principal Dollar Amount of the Loan outstanding not to exceed the Borrowing Base, as at any date of determination thereof.

                  (d) If any Loan Party shall at any time agree to a Disposition, Borrower shall promptly notify Bank of such Disposition and shall, if required pursuant to Section 8.7, repay the Loan in an amount equal to the aggregate Net Proceeds of such Disposition.

                  (e) If Borrower (or any of its Subsidiaries) shall make any public or private issuance of Indebtedness or equity (other than in connection with any dividend reinvestment program(s)), Borrower shall promptly notify Bank of such issuance and repay the Loan in an amount equal to the aggregate Net Issuance Proceeds of such issuance immediately upon receipt thereof.

         Section 2.6       Interest.

                  (a) Borrower shall pay to Bank interest on the unpaid principal amount of the Loan for the period commencing on the date of the Loan until the Loan shall be paid in full, at a rate per annum equal to (i) for each Interest Period relating thereto, the LIBOR Based Rate; or (ii) the Prime Rate, but only pursuant to Section 2.6(c) below.

                  (b) Notwithstanding the foregoing, Borrower shall pay interest on the Loan or any installment thereof, and on any other amount or Obligation payable by Borrower hereunder (to the extent permitted by law) that shall not be paid in full within ten (10) days of the date when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the Post-Default Rate.

                  (c) Except as otherwise provided in this paragraph, accrued interest on the Loan shall be payable on the last day of each Interest Period (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period). Interest that is payable at the Prime Rate shall be payable on the last Business Day prior to the commencement of an Interest Period; provided, however, that if interest accrues at the Prime Rate for a period of one (1) month, accrued interest shall be paid on the next Quarterly Date, and on each Quarterly Date thereafter until the commencement of an Interest Period. Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of Bank. Promptly after the establishment of any interest rate provided for herein or any change therein, Bank will notify Borrower, provided that the failure of Bank to so notify Borrower shall not affect the obligations of the Borrower hereunder or under the Note in any respect.

                  (d) Anything in this Agreement or the Note to the contrary notwithstanding, the obligation of Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would not be permissible under the law or laws limiting rates of interest that may be charged or collected. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by Borrower to Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws limiting rates of interest that may be charged or collected. Such deferred interest shall not bear interest.

         Section 2.7       Fees.

                  (a) Simultaneously with the execution and delivery of this Agreement, Borrower shall pay Bank a non-refundable origination fee (the "Origination Fee") of three-eighths of one percent (.00375%) of the Commitment. In addition, for each extension or renewal of the Loan, simultaneously with the commencement of the extension or renewal period, Borrower shall pay Bank a nonrefundable Origination Fee, which Origination Fee shall be negotiated between Borrower and Bank at the time of such extension or renewal, but, in any event, not greater than one-eighth of one percent (.00125%).

                  (b) Borrower shall pay Bank a commitment fee of one-quarter of one percent (.0025%) (the "Commitment Fee") on the daily average amount of the Unused Commitment, for the period from the date hereof to and including the earlier of (i) the date the Commitment is terminated, and (ii) the Commitment Termination Date. The accrued Commitment Fee shall be payable on the Quarterly Dates, and on the earlier of (i) the date the Commitment is terminated, or (ii) the Commitment Termination Date, and in the event Borrower reduces the Commitment as provided in subsection 2.5 hereof, on the effective date of such reduction.

                  (c) The Origination Fee, the Commitment Fee and any other fee identified in this Agreement as being payable by any Loan Party, are hereinafter sometimes referred to individually as a "Fee" and collectively as the "Fees".

         Section 2.8 Use of Proceeds of Loans. The proceeds of the Loans hereunder have been and may continue to be used by the Borrower solely: (a) to acquire Facilities or other real estate assets, (b) to extend or acquire loans secured by mortgages, (c) for general corporate purposes, (d) capital investments permitted by subsection 7.8 hereof, and (e) to repay other borrowings and revolving credit facilities.

         Section 2.9 Computations. Interest on the Loan and each Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

         Section 2.10 Minimum Amounts of Borrowings and Repayments. Except for borrowings and repayments that exhaust the full remaining amount of the Commitment (in the case of borrowings) or result in the repayment of the Loan, each borrowing and each repayment or prepayment of principal hereunder shall be in a minimum Dollar Amount of One Million ($1,000,000) Dollars and in integral Dollar Amount multiples of Five Hundred Thousand ($500,000)

Dollars. Bank and Borrower may make immaterial mutually convenient adjustments to the thresholds and multiples set forth above.

         Section 2.11      Time and Method of Payments.

                  All payments of principal, interest, Fees and other amounts (including indemnities) payable by Borrower hereunder shall be made in Dollars in immediately available funds, to Bank at the Principal Office not later than 11:00 a.m., Cincinnati, Ohio time, on the date on which such payment shall become due, and Bank may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of any Loan Party with Bank. Additional provisions relating to payments are set forth in Section 10.3 hereof.

         Section 2.12      Additional Costs: Capital Requirements.

                  (a) In the event that any existing or future law or regulation, guideline or interpretation thereof, by any court or administrative or governmental authority (foreign or domestic) charged with the administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments or other obligations entered into by Bank hereunder, and the result of any event referred to above is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of the Commitment or the obligation of Bank hereunder (which imposition of capital requirements may be determined by Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, Borrower shall immediately pay Bank additional amounts which shall be sufficient to compensate Bank for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate Bank as a result of an imposition of or increase in capital requirements submitted by Bank to Borrower shall be conclusive, absent manifest error, as to the amount thereof.

                  (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to Bank under this Agreement or the Loan Documents (other than taxes imposed on the overall net income of Bank by the United States of America or the jurisdiction in which such Bank has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any deposits referred to in the definition of "LIBOR Base Rate" in Article 1 hereof); or (iii) impose any other conditions affecting this Agreement in respect of the Loan; and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase Bank's costs of making or maintaining the Loan, or to reduce any amount receivable by Bank hereunder in respect of its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") in each case, only to the extent that such Additional Costs are not included in the LIBOR Base Rate, then, upon demand made by Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand, Borrower shall pay Bank additional amounts which shall be sufficient to compensate Bank for such increased cost or reduction in amounts receivable by Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate.

                  (c) Determinations by Bank for purposes of this Section 2.12 of the effect of any Regulatory Change on its costs of making or maintaining the Loan on amounts receivable by it in respect of the Loan, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

         Section 2.13 Limitation on Types of Interest Rates. Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any Interest Period, Bank determines (which determination shall be conclusive):

                  (a) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for the Loan under this Agreement; or

                  (b) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article 1 hereof upon the basis of which the rate of interest for an Interest Period is determined, do not accurately reflect the cost to Bank of making or maintaining the Loan for such period, then Bank shall give Borrower prompt notice thereof (and shall thereafter give Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, Bank shall be under no obligation to accept a LIBOR Election selecting such rate or Interest Period and, on the first day following the then current Interest Period, the Loan shall accrue interest at a rate per annum equal to the Prime Rate, until such time as a LIBOR Election may again be made.

         Section 2.14 Illegality. Notwithstanding any other provision in this Agreement, in the event it becomes unlawful for Bank to honor a LIBOR Election or permit the continue existence of a LIBOR Based Rate, Bank shall notify Borrower thereof describing such illegality in reasonable detail. Upon the giving of such notice, Bank's obligation to honor the LIBOR Election or permit interest to continue accruing at the LIBOR Based Rate shall be suspended for so long as such illegality exists and continues, and thereafter interest on the Loan shall accrue at the Prime Rate

         Section 2.15 Indemnification. Borrower shall pay Bank such amount or amounts as shall compensate Bank for any loss (including loss of profit), cost or expense incurred by Bank (as reasonably determined thereby) as a result of:

                  (a) any payment or repayment of the Loan on a date other than the last day of an Interest Period; or

                  (b) any failure by Borrower to accept any borrowing on the date therefor specified in the relevant Borrowing Notice under Section 2.2 hereof, such compensation to include, without limitation, an amount equal to:
(i) any loss or expense suffered by Bank during the period from the date of receipt of such early payment or repayment to the last day of such Interest Period if the rate of interest obtainable by Bank upon the redeployment of an amount of funds equal to such payment, repayment or failure to borrow is less than the rate of interest applicable to the Loan for such Interest Period, or
(ii) any loss or expense suffered by Bank in liquidating LIBOR deposits prior to maturity which correspond to such payment, repayment or failure to borrow. The determination by Bank of the amount of any such loss or expense, when set forth in a written notice to Borrower, containing Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

         Section 2.16 Extension of Commitment Period. If Borrower desires to extend the Commitment Period, Bank agrees to do so, upon the following conditions:

                  (a) timely written notice from Borrower served during the last quarter of the second year following the execution hereof (i.e., the quarter beginning January 1, 2001 and ending March 31, 2001), and during the last quarter of each year thereafter;

                  (b) the Loan Parties are in compliance with, and there has been no Default or Event of Default under, this Agreement or the Loan Documents;

                  (c) Bank has not otherwise determined, in its sole and absolute discretion, to cease extending credit (i) to borrowers in the same industry or business operation as Borrower, (ii) secured by collateral of the same nature as the Collateral, or (iii) of the same type or nature, or utilizing the same interest rate structure, as the Loan; and

                  (d) Borrower has delivered to Bank (i) Appraisals, dated not more than eighteen (18) months prior to the date of submission to Bank for this purpose, for each Property serving as Real Property Collateral, (ii) a Compliance Certificate and (iii) such other documents and information as Bank may reasonably require.

Such extension shall be of such length of time not less than one year, and on such terms and conditions, as Bank may reasonably require. Any provision herein to the contrary notwithstanding, Bank shall not be required or obligated to extend the Commitment Period more than three (3) years past the original Commitment Termination Date herein stated (i.e., March 31, 2002).

ARTICLE 3.        SECURITY.

         Section 3.1 Security Interest. To secure the due and punctual payment, performance and observance of the Obligations, each Loan Party hereby grants to, creates in favor of, and pledges and collaterally assigns to Bank, a lien and security interest in and to all of said Loan Party's Collateral. To further secure the due and punctual payment, performance and observance of the Obligations, each Loan Party has executed and delivered Security Documents applicable to such Loan Party's Collateral; and shall deliver to Bank, to the extent required herein or upon Bank's request in accordance with the terms of this Agreement, all Instruments, Documents and Chattel Paper in which said Loan Party from time to time has an interest and such other documents as Bank may request to perfect a security interest in the Collateral.

         Section 3.2 Guaranties. To secure prompt repayment of this Agreement, the Note and Obligations, each Guarantor has executed and delivered to Bank a non-recourse Guaranty in the form attached hereto as EXHIBIT D.

         Section 3.3 Financing Statements; Additional Documents. Each Loan Party shall take all action necessary or as reasonably requested by Bank to continue as perfected the first lien and security interest in the Collateral, except for such Collateral in which a first lien can be perfected only by possession and such possession is not required by Bank. Such filings shall be in form and substance required by Bank, and Borrower shall pay all costs of recording and filing financing statements (and any continuation or termination statements with respect thereto) and any other documents, titles, statements, assignments or the like reasonably required to create, maintain, preserve or perfect the liens or security interests granted under the Loan Documents, together with costs and expenses of any lien or UCC searches reasonably required by Bank in connection with the making of the Loan. At Bank's request, each Loan Party shall execute and deliver to Bank, at any time and from time to time hereafter, all supplemental documentation that Bank may reasonably request to perfect, maintain, preserve or continue the security interest and liens granted Bank hereby and under any of the other Loan Documents, in form and substance acceptable to Bank, and pay the costs of preparing and recording or filing of the same. Each Loan Party agrees that a carbon, photographic, or other reproduction of this Agreement, any Security Agreement or of a financing statement is sufficient as a financing statement. Except as otherwise provided in this Agreement, each Loan Party, immediately on acquiring Collateral for which separate perfection is necessary or reasonably considered desirable by Bank, shall deliver to Bank any and all evidence of ownership of any such property and shall take all such action as may be reasonably necessary to perfect Bank's security interest in such property. Each Loan Party shall perform all reasonable acts and execute or cause to be executed all documents as Bank reasonably deems necessary or desirable, to establish, perfect, record and maintain the security interest in the Intellectual Property and the goodwill symbolized thereby (whether now existing or hereafter acquired).

         Section 3.4 Accounts; Chattel Paper; Lease Agreements. After the occurrence of an Event of Default and during the continuance thereof, Bank shall have the right at any time to notify any Person obligated to make payments to each Loan Party with respect to Accounts, Chattel Paper and lease agreements to make such payments directly to Bank or directly into the deposit accounts subject to the Deposit Account.

         Section 3.5 Removal and Substitution of Real Property Collateral.

                  (a) Each Loan Party may, upon written notice to Bank, request that any Property serving as Real Property Collateral hereunder be removed from serving as such and the Mortgage thereon released and terminated. So long as the removal of such Property from the Real Property Collateral shall not so reduce the Appraised Value of the remaining Real Property Collateral such that eighty percent (80%) thereof shall be less than the Commitment, Bank shall, upon receipt of such request, notify such Loan Party of the acceptance of the same and deliver to said Loan Party documentation sufficient to release and terminate the Mortgage on such Property.

                  (b) In the event that a Loan Party requests that any Property serving as Real Property Collateral hereunder be removed from serving as such and the Mortgage thereon released and terminated, but such removal and release would reduce the Appraised Value of the remaining Real Property Collateral such that eighty percent (80%) thereof would be less than the Commitment, then Bank shall notify such Loan Party of this fact and of the difference between the Commitment and eighty percent (80%) of the Appraised Value of the proposed remaining Real Property Collateral. Thereafter, the requesting Loan Party shall elect to either (i) substitute new Property for the Property being removed, pursuant to Subsection 3.5(c) below, so that the Appraised Value of the Real Property Collateral following such removal and substitution shall be sufficient that eighty percent (80%) thereof shall exceed the Commitment, or (ii) reduce the Commitment pursuant to Subsection 2.5(b) hereof, to an amount equal to eighty percent (80%) of the Appraised Value of the remaining Real Property Collateral; provided, however, that the requesting Loan Party may not elect this second option if it would result in the Commitment being reduced to an amount below the Dollar Amount of the Loan.

                  (c) Adding new Property to the Real Property Collateral, or substituting new Property for Property being removed from the Real Property Collateral, shall be subject to the Loan Party in question (i) delivering to Bank a title examination, abstract, binder or other form of title investigation on the new Property, which must be reasonably satisfactory to Bank and indicate that such new Property is owned by such Loan Party free, clear and unencumbered, except for a lease to an Operator on terms and conditions acceptable to Bank,
(ii) executing and delivering to Bank a Mortgage, in form and content satisfactory to Bank, on the new Property, and the due and proper recordation of such Mortgage on the new Property, (iii) delivering to Bank an Appraisal for the new Property, in form and substance reasonably acceptable to Bank, and (iv) paying all costs, fees and expenses, including fees of Bank's counsel, associated with the review of the new Property, the Appraisal thereof and the new Mortgage, the recording of the same and the preparation of documentation necessary to release the Mortgage on the Property being removed and released.

                  (d) With respect to any Property serving as Real Property Collateral, upon the occurrence of any one of the following events, Bank shall so notify the Loan Party which owns such Property, and such Property shall be deemed removed from the Real Property Collateral, and the Appraised Value thereof shall not be included in any calculation or determination under this Agreement, thirty (30) days following such notice:

(i) upon the occurrence and continuance for a period in excess of three (3) months of a non-payment default under, or any termination of, any lease, management agreement, or other similar form of agreement or contract between such Loan Party and the Operator for such Property;

(ii)     upon the attachment to such Property of any Lien other than a Permitted
         Lien;

(iii) upon the occurrence of any damage or other casualty to, or the taking of, through eminent domain or otherwise, such Property

(iv) upon Bank's inability, following reasonable efforts to do so, to perfect its security interest in such Property;

(v) any Security Document shall cease to be in full force and effect or shall cease to give Bank the Liens purported to be created thereby in favor of Bank (unless due to acts or omissions of Bank, such as failure to file continuation statements); or

(vi)     the Property fails to maintain a Rent Coverage of at least 125%.

Such removal shall proceed in the same manner as a removal under Subsections 3.5(a) and (b) above.

                  (e) If the Dollar Amount of the Loan shall at any time or for any reason exceed the Borrowing Base, Bank shall so notify the Loan Parties, and they shall, within twenty-four (24) hours thereafter, notify Bank that either
(i) Borrower shall immediately repay a sufficient portion of the Loan that the Dollar Amount thereof shall no longer exceed the Borrowing Base or (ii) the Loan Parties shall, within fifteen (15) business days following such notice, add new Property to the Real Property Collateral, which new Property shall have sufficient Appraised Value to increase the Appraised Value of the Real Property Collateral to an amount such that the Borrowing Base will be equal to or exceed the Dollar Amount of the Loan.

         Section 3.6 Release of Collateral. Upon Borrower's full performance of its Obligations, including, without limitation, payment in full of the Note, and termination of Borrower's right to borrow under this Agreement, Bank shall release its security interest in all Collateral. Upon any sale of Collateral permitted pursuant to this Agreement or the Security Documents, Bank shall release its interest in the portion of the Collateral being sold, without prejudice to the continuation of its lien on any other Collateral.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES. Borrower, and, as applicable, each Loan Party, hereby represents and warrants to Bank that:

         Section 4.1       Organization.

                  (a) Each Loan Party is duly organized and validly existing under the laws of the state of its organization, is qualified and licensed in each jurisdiction wherein the character of the property owned or held under lease by it, or the nature of its business, makes such qualification necessary or advisable, and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. SCHEDULE 4.1 hereto accurately and completely lists, as to each Loan Party: (i) its state of incorporation and those states in which it is qualified to do business, (ii) the classes and number of authorized and outstanding shares of each Loan Party's capital stock, and (iii) the business in which each Loan Party is engaged. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and nonassessable.

                  (b) Each Loan Party is in good standing in its state of organization and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on SCHEDULE 4.1 hereto in which the character of the properties owned or proposed to be owned by each Loan Party in which the transaction of the business of said Loan Party as now conducted or as proposed to be conducted requires or will require that Loan Party to qualify to do business and as to which failure so to qualify could have a Material Adverse Effect on said Loan Party.

                  (c) Each Guarantor is wholly owned by Borrower, either directly or indirectly though one or more wholly owned entities.

         Section 4.2 Power, Authority, Consents. Each Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it, and has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. Each Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of a Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Loan Parties of their respective obligations under the Loan Documents, or the validity or enforcement thereof.

         Section 4.3 No Violation of Law or Agreements. The execution and delivery by each Loan Party of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of said Loan Party, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which said Loan Party is bound or any of their respective properties or assets is affected, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect on the Loan Party, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of said Loan Party.

         Section 4.4 Due Execution, Validity, Enforceability. This Agreement and each other Loan Document to which a Loan Party is a party has been duly executed and delivered by the Loan Party in question and constitutes the valid and legally binding obligation thereof, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

         Section 4.5 Title to Properties. Each Loan Party has good and marketable title in fee simple to all real property necessary or used in the ordinary course of its business, including, but not limited to, its Real Property Collateral, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.6 Judgments, Actions, Proceedings. Except as set forth on
SCHEDULE 4.6 hereto, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of Borrower's knowledge, threatened against or affecting any Loan Party involving, which would have a Material Adverse Effect on such Loan Party, nor, to the best of Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which any Loan Party is a plaintiff or complainant.

         Section 4.7 No Defaults, Compliance With Laws. Except as set forth on
SCHEDULE 4.7 hereto, no Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect on said Loan Party. Each Loan Party has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. ss.12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect on said Loan Party. No event has occurred and is continuing, and no condition exists, which constitutes a default or an event of default.

         Section 4.8 Burdensome Documents. Except as set forth on SCHEDULE 4.8 hereto, no Loan Party is a party to or bound by, nor are any of the properties or assets owned by any Loan Party used in the conduct of its respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects its businesses, assets or conditions, financial or otherwise.

         Section 4.9 Financial Statements.

                  The financial statements delivered by Borrower to Bank in connection with this transaction and in preparation for the closing thereof (the "Current Financial Statement") are complete and present fairly the consolidated financial position of Borrower as of the date thereof, and have been prepared in accordance with GAAP. To the best knowledge of Borrower, Borrower neither has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Current Financial Statements which would be required to be so reflected in accordance with GAAP. There has been no material adverse change in the financial position or operations of any of Borrower since the date of the latest balance sheet included in the Current Financial Statements (the "Latest Balance Sheet"), and, since the date thereof, there has been no adverse development in the business or operations or prospects of Borrower which, individually or in the aggregate might reasonably expect it to have a Material Adverse Effect thereon. Borrower's fiscal years are the twelve-month period ending on December 31 in each year.

         Section 4.10 Tax Returns. Each Loan Party has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of any Loan Party, due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating thereto, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet, and (ii) there are no material claims pending or, to the knowledge of each Loan Party, proposed or threatened against said Loan Party for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         Section 4.11 Intangible Assets. Each Loan Party possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person.

         Section 4.12 Regulation U. No part of the proceeds received by the Borrower from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.8 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in ss.221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

         Section 4.13 Full Disclosure. None of the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to Bank by or on behalf of the Loan Parties in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Loan Party that has, or would in the now foreseeable future have, a Material Adverse Effect on the Loan Parties, which fact has not been set forth herein, in the Financial Statements or any certificate, opinion or other written statement so made or furnished to Bank.

         Section 4.14 Licenses and Approvals.

                  (a) Each Loan Party has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted, the absence of which would have a Material Adverse Effect on said Loan Party.

                  (b) To the best knowledge of each Loan Party, other than as set forth on SCHEDULE 4.14 hereto, no violation exists of any applicable law pertaining to the ownership or operation of the Post Office Property or any Facility or any Operator that would have a reasonable likelihood of leading to revocation of any license necessary for the operation thereof.

         Section 4.15 ERISA.

                  (a) Except as set forth on SCHEDULE 4.15 hereto, no Employee Benefit Plan is maintained or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multiemployer Plan.

                  (b) There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be "parachute payments" under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code which could have a Material Adverse Effect on said Loan Party.

         Section 4.16 REIT Status. The Borrower currently has REIT Status on a continuous basis since its formation. None of the Borrower's Subsidiaries currently has REIT Status.

         Section 4.17 General Collateral Representation.

                  (a) Each Loan Party is the sole owner of and has good and marketable title to its Collateral, free from all Liens in favor of any Person other than Bank and except Permitted Liens, and has full right and power to grant Bank a security interest therein. All information furnished to Bank concerning the Collateral is and will be complete, accurate and correct in all material respects when furnished.

                  (b) No security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Loan Party in favor of Bank pursuant to this Agreement, or (ii) in respect of the items of Collateral subject to the Permitted Liens.

                  (c) The provisions of this Agreement and, when executed, the Security Agreements, will create in favor of Bank a valid and continuing lien on, and, subject to the Permitted Liens, first security interest in, the Collateral under Article 9 of the UCC. Financing statements have been or will be, within thirty (30) days following the execution hereof, duly executed on behalf of each Loan Party, and, when such financing statements are duly filed in the filing offices listed on SCHEDULE 4.17, and the requisite filing fees are paid, such filings will be sufficient to perfect security interests in such of the Collateral described in such financing statements as can be perfected by filing, which perfected security interests will, subject to the Permitted Liens, be prior to all other Liens in favor of others and rights of others, enforceable as such as against creditors of and purchasers from each Loan Party.

                  (d) No Person now having possession or control of any of the Collateral consisting of Inventory or Equipment has issued, in receipt therefor, a negotiable bill of lading, warehouse receipt or other document of title.

         Section 4.18 Environmental Representations

                  (a) Except as set forth in SCHEDULE 4.18, to the best of their knowledge, each Loan Party has obtained all necessary material permits, licenses, variances, clearances and all other necessary approvals (collectively the "EPA Permits") for said Loan Parties Real Property Collateral and the operation and conduct of its business from all applicable federal, state and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate Federal or State environmental protection agencies and other County or City departments, public water works and public utilities in regard to the use of the Premises and the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge or Release of Hazardous Substances, if any, into, on or from the environment (including, but not limited to, any air, water or soil). Except for EPA Permits the absence of which would not result in a Material Adverse Effect, each issued EPA Permit is in full force and effect, has not expired or been suspended, denied or revoked, and, to Borrower's knowledge, is not under challenge by any Person. Each Loan Party is in compliance with each issued EPA Permit, except for such matters of non-compliance which would not result in a Material Adverse Effect.

                  (b) To the best of their knowledge, none of the Loan Parties or any of their respective Real Property Collateral is subject to any material private or governmental litigation, threatened litigation, Lien or judicial or administrative notice, order or action relating to Hazardous Substances or environmental problems, impairments or liabilities with respect to the Premises or such other Property.

                  (c) To the best knowledge of each Loan Party, there has been no "Release" (as defined in Section 101(22) of CERCLA) into, on or from any Real Property Collateral and no Hazardous Substances (except "Household Waste" as that term is defined at 40 C.F.R. 261.4(b)(1) (1990)) are located on or have been treated, stored, processed, disposed of, handled, transported to or from, or disposed of upon the Real Property Collateral during said Loan Party's possession or into, upon or from the environment including, but not limited to, any air, water, or soil in violation of any Environmental Law. No Loan Party has allowed any Hazardous Substance to exist or be treated, stored, disposed, Released, located, discharged, possessed, managed, processed or otherwise handled on said Loan Party's Real property Collateral or in the operation or conduct of its respective businesses in violation of Environmental Laws, and each Loan Party, to its knowledge, has complied with all Environmental Laws affecting the its respective Real Property Collateral.

ARTICLE 5.        CONDITIONS TO THE LOANS.

         Section 5.1 Conditions to Initial Borrowing. The obligation of Bank to make the Loan shall be subject to the satisfaction, on or prior to the first disbursement of proceeds thereunder, of each of the following conditions precedent:

                  (a) Certified Copies of Charter Documents and Bylaws. Borrower shall have received (i) a copy, certified by the Secretary or an Assistant Secretary of each Loan Party to be true and complete on and as of the Closing Date, of the charter or other organization documents and by-laws of each Loan Party as in effect on the Closing Date (together with any amendments thereto); and (ii) the charter or other organization documents of each Loan Party certified by the applicable Secretary of State.

                  (b) Proof of Corporate Authority. Bank shall have received copies, certified by the Secretary or an Assistant Secretary of Borrower to be true and complete on and as of the Closing Date, of records of all action taken by each Loan Party to authorize (i) the execution and delivery of this Agreement and the other Loan Documents to which it is or is to become a party as contemplated or required by this Agreement: (ii) each Loan Party's performance of all of its obligations under the Loan Documents; and (iii) the making by Borrower of the borrowings contemplated hereby. Provided that such a document or its equivalent is available in the applicable jurisdiction of organization, Bank shall have received from the applicable Secretary of State a Certificate of Good Standing of recent date certifying the existence and good standing of each Loan Party under the laws of the applicable state of incorporation and its good standing in each state where each Loan Party, as applicable, is required to qualify to conduct business.

                  (c) Closing Certificate. Bank shall have received a certificate, dated as of the Closing Date, signed by a duly authorized officer of each Loan Party and (a) giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of each Loan Party, each of the Loan Documents to which said Loan Party is or is to become a party, and (ii) to give notices and to take other action on behalf of said Loan Party under the Loan Documents.

                  (d) Loan Documents Etc. Each of the Loan Documents available at Closing shall have been duly and properly authorized and executed and delivered by the parties thereto and shall be in full force and effect on and as of the Closing Date.

                  (e) Insurance. Bank shall have received copies of certificates of insurance executed by each insurer or its authorized agent evidencing the insurance required to be maintained by Borrower pursuant to Section 7.8, and a certificate of an insurance broker reasonably satisfactory to Bank certifying that insurance complying with such Section has been obtained and is in full force and effect.

                  (f) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Bank to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date; or
(ii) for any Loan Party to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date.

                  (g) Performance, Etc. Each Loan Party shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in each of the Loan Documents executed by it at Closing, and no event shall have occurred subsequent thereto and prior to such disbursement which constitutes a Default or an Event of Default.

                  (h) Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Agreement, each of the other Loan Documents, and all instruments and documents incidental thereto shall be in form and substance satisfactory to Bank, and Bank shall have received all such counterpart originals or certified or other copies of all such instruments and documents as Ban shall have requested.

                  (i) Compliance with Laws. The borrowings made under this Agreement are and shall be in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation, the requirements imposed by the Board of Governors of the Federal Reserve System under Regulations U, G and X, and by the SEC.

                  (j) Payment of Commitment Fee. Borrower shall have paid Bank the all Fees incurred prior to the Closing and submitted to Borrower for payment, including the Commitment Fee.

                  (k) Changes: None Adverse. From the date of the Current Financial Statements referred to in Section 4.9 to the Closing Date or the subsequent of first disbursement, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of the Loan Parties which, individually or in the aggregate, are materially adverse thereto.

                  (l) Financial Statements. Bank shall have received the Current Financial Statements referred to in Section 4.9, certified by an officer of Borrower, and hall have been satisfied that such Current Financial Statements accurately reflect the consolidated financial status and condition of Borrower.

         Section 5.2 Post-Closing Requirements. The following matters must be completed, to the satisfaction of Bank, within the specified time frames:

                  (a) Completion of Real Property Collateral Pool. Within seven
(7) business days following closing, Borrower shall provide, or shall arrange for the provision of, additional Property to serve as Real Property Collateral, having sufficient Appraised Value that eighty percent (80%) of the Appraised Value of all the Real Property Collateral equals or exceeds $50,000,000.00. In order to serve as Real Property Collateral, if the Property is owned by a Loan Party, Borrower must provide Bank with (i) a legal description for such Property, (ii) an executed Mortgage thereon, and (iii) an Appraisal stating the Appraised Value thereof. In addition, if the Property is owned by a Subsidiary of Borrower other than a Loan Party, such Subsidiary must also execute (I) a Guaranty, (II) a Security Agreement, (III) such other Security Documents as Bank shall reasonably require, and (IV) an Addendum to this Loan Agreement agreeing to be bound to the terms and conditions hereof as a Loan Party. By submitting any Property for inclusion in the Real Property Collateral, Borrower certifies that, to the best of its knowledge, the Property is owned in fee simple free and clear of all Liens and encumbrances other than those Liens Permitted under
Section 8.1 hereof.

                  (b) Title Examinations. Within ten (10) business days following closing, Borrower shall provide, or arrange for the provision of, title examinations on all Property serving as Real Property Collateral, indicating that (i) the Loan Party in question owns the Property in fee simple,
(ii) there are no Liens or encumbrances upon the Property other than those permitted in Section 8.1 hereof, (iii) no Lien or encumbrance on he Property has or will have priority over the Mortgage in question, and (iv) the are no other matters effecting the title which, in the Bank's reasonable discretion, would have a Material Adverse Effect on Bank's Mortgage. In the event that the title examination for any such Property does not meet these requirements, Bank may require that such property be substituted pursuant to Section 3.5 hereof.

         Section 5.3 Conditions to Subsequent Borrowings. The obligation of the Bank to disburse the Loan proceeds subsequent to the Closing shall be subject to the fulfillment (to the satisfaction of Bank) of the following conditions precedent:

                  (a) Borrowing Notice. The Bank shall have received a Borrowing Notice in accordance with Section 2.2 hereof, together with such information as to the Real Property Collateral and any Disposition thereof as Bank shall reasonably require.

                  (b) Legality of Transactions. It shall not be unlawful (a) for Bank to perform any of its agreements or obligations under any of the Loan Documents on the date on which such subsequent borrowing is to be made or (b) for any Loan Party to perform any of its material agreements or obligations under any of the Loan Documents.

                  (c) Representations and Warranties. Each of the representations and warranties made by or on behalf of each Loan Party in this Agreement or any other Loan Document (a) shall be true and correct in all material respects when made and (b) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of Borrower's request for such subsequent borrowing and shall be true and correct in all material respects as of such date.

                  (d) No Default. No Default shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date which constitutes a Default or Event of Default.

                  (e) Maximum Dollar Amount. The borrowing shall not result in the Dollar Amount of the Loan exceeding the Borrowing Base or Commitment.

                  (f) Legal Matters. All legal matters incident to such Loan shall be satisfactory to counsel for the Bank.

ARTICLE 6. DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND OTHER INFORMATION. While the Commitment is outstanding, and, in the event any portion of the Loan remains outstanding, so long as Borrower is indebted to Bank, and until payment in full of the Note and full and complete performance of all other obligations arising hereunder, Borrower shall deliver to Bank:

         Section 6.1 Annual Financial Statements. Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of Cash Flow, for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and, as to the consolidated statements, certified without qualification by Ernst & Young or another nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to Bank, and certified, as to the consolidating statements, by the chief financial officer of Borrower, as fairly presenting the financial position and results of operations of Borrower and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, Borrower may satisfy its obligations to deliver the consolidated financial statements described in this
Section 6.1 by furnishing to Bank a copy of its annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided Borrower is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made.

         Section 6.2 Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of Borrower's fiscal quarters, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the last day of such quarter and consolidated and consolidating statements of income and retained earnings and statements of Cash Flow, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial officer of Borrower as accurately presenting the financial position and the results of operations of Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments); provided, however, Borrower may satisfy its obligations to deliver the consolidated financial statements described in this Section 6.2 by furnishing to the Banks a copy of its quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided Borrower is required to file such quarterly report on Form 10-Q with the Securities and Exchange Commission and such filing is actually made.

         Section 6.3 Compliance Information. Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Note and the other Loan Documents, as any Bank may reasonably request from time to time.

         Section 6.4 No Default Certificate. At the same time as it delivers the financial statements required under the provisions of Sections 6.1 and 6.2 hereof, a certificate of the chief executive officer or chief financial officer of Borrower to the effect that no Event of Default hereunder and that no default under any other material agreement to which Borrower is a party or by which it is bound, or by which, to the best knowledge of Borrower, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 7.9 hereof in the form annexed hereto as EXHIBIT E.

         Section 6.5 Certificate of Accountants. At the same time as it delivers the financial statements required under the provisions of Section 6.1 hereof, a copy of any certificate prepared by the Accountants and required by Section 5.5 of the Second Amended and Restated Loan Agreement By and Among Omega Healthcare Investors, Inc. and Certain of its Subsidiaries, the Banks Signatory Thereto and Fleet Bank, N.A., as Agent, dated September 30, 1997.

         Section 6.6 Business Plan and Budget. Not later than January 31st in each fiscal year, copies of Borrower's business plan and budget for such fiscal year (together with a copy in writing of the assumptions on which such business plan and budget were based), each prepared by

Borrower's chief financial officer and illustrating the projected income statements, balance sheets and statements of changes in Cash Flow on a consolidated basis.

         Section 6.7 Operator Reports. Such information regarding the Operators as the Bank may from time to time reasonably request.

         Section 6.8 Accountants' Reports. Promptly upon receipt thereof, copies of all other reports submitted to Borrower by its Accountants in connection with any annual or interim audit or review of the books of Borrower or its Subsidiaries made by such Accountants.

         Section 6.9 Copies of Documents. Promptly upon their becoming available, copies of any: (i) financial statements, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by Borrower or any of its Subsidiaries to any of their respective existing lending institutions or creditors; (ii) correspondence or notices received by Borrower from any federal, state or local governmental authority that regulates the operations of Borrower or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to Borrower or any Subsidiary; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; (iv) letters of comment or correspondence sent to Borrower or any of its Subsidiaries by any such securities exchange or such Commission in relation to Borrower or any of its Subsidiaries and its affairs; (v) written reports submitted by Borrower or any of its Subsidiaries to its Accountants in connection with any annual or interim audit of the books of Borrower or its Subsidiaries made by such accountants; and (vi) any appraisals received by any Loan Party with respect to the Real Property Collateral during the term of this Agreement.

         Section 6.10 Notices of Defaults. Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a Material Adverse Effect in the condition, financial or otherwise, or the operations of Borrower or any of the Subsidiaries.

         Section 6.11 ERISA Notices and Requests.

                  (a) Concurrently with such filing, a copy of each Form 5500 that is filed with respect to each Plan with the IRS; and

                  (b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to Borrower or its Subsidiaries;
(ii) all actuarial valuations received by Borrower with respect to any Plan; and
(iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

         Section 6.12 Additional Information. Such other material additional information regarding the business, affairs and condition of Borrower and its Subsidiaries as Bank may from time to time reasonably request, including, without limitation, quarterly schedules, in form and substance satisfactory to the Bank, with respect to Borrower on a consolidated basis, of recorded liabilities, unfunded commitments, contingent liabilities and other similar material items.

ARTICLE 7. AFFIRMATIVE COVENANTS. While the Commitment is outstanding, and, in the event any portion of the Loan remains outstanding, so long as Borrower is indebted to Bank, and until payment in full of the Note and full and complete performance of all other obligations arising hereunder, Borrower, and, as applicable, each Guarantor shall:

         Section 7.1 Books and Records. Keep proper books of record and account in a manner reasonably satisfactory to the Bank in which full and true entries shall be made of all dealings or transactions in relation to its business and activities.

         Section 7.2 Inspections and Audits. Permit Bank to make or cause to be made (prior to an Event of Default, at Bank's expense and after the occurrence of and during the continuance of an Event of Default, at Borrower's expense), inspections and audits of any books, records and papers of Borrower or any Subsidiary and to make extracts therefrom and copies thereof, or to make appraisals, inspections and examinations of any properties and facilities of Borrower or any Subsidiary on reasonable notice, at all such reasonable times and as often as Bank may reasonably require, in order to assure that each Loan Party is and will be in compliance with their obligations under the Loan Documents.

         Section 7.3 Maintenance and Repairs. Cause to be maintained in good repair, working order and condition, subject to normal wear and tear, all material properties (including, but not limited to, the Real Property Collateral) and assets from time to time owned by Borrower or any Subsidiary and used in or necessary for the operation of its businesses, and make or cause to be made all reasonable repairs, replacements, additions and improvements thereto.

         Section 7.4 Continuance of Business. Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect the corporate existence of Borrower or any Subsidiary and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business and comply in all material respects with all applicable laws, regulations and orders.

         Section 7.5 Copies of Corporate Documents. Subject to the prohibitions set forth in Section 8.6 hereof, promptly deliver to the Bank copies of any amendments or modifications to the certificate of incorporation and by-laws of Borrower or any Subsidiary, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

         Section 7.6 Perform Obligations. Pay and discharge all of the obligations and liabilities of Borrower or any Subsidiary, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower or any Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

         Section 7.7 Notice of Litigation. Promptly notify Bank in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of Five Million ($5,000,000) Dollars, affecting Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

         Section 7.8 Insurance.

                  (a) (i) Maintain with responsible insurance companies acceptable to Bank such insurance on such of the properties of Borrower or any Subsidiary (including, but not limited to, the Real Property Collateral) in such amounts and against such risks as is customarily maintained by similar businesses and cause each Operator to do so; (ii) file with Bank upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (iii) within ten (10) days after notice in writing from Bank, obtain such additional insurance as Bank may reasonably request; and

                  (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC

         Section 7.9 Financial Covenants. Borrower shall have and maintain, on a consolidated basis, as at the last day of each fiscal quarter of Borrower:

(i) A ratio of Indebtedness to Tangible Net Worth of not more than 1.35 to 1.00;

(ii)     Tangible Net Worth of not less than $425,000,000;

(iii)    Interest Coverage of not less than 150%; and

(iv)     Fixed Charge Coverage of not less than 1.00 to 1.00.

         Section 7.10 Notice of Certain Events.

                  (a) Promptly notify Bank in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action Borrower or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

                  (b) Promptly notify Bank in writing if Borrower or an ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that Borrower or such ERISA Affiliate intends to take with respect thereto.

                  (c) Promptly notify Bank in writing if any Loan Party receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against any Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that such Loan Party is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide Bank with a copy of such notice together with a statement of the action such Loan Party intends to take with respect thereto.

         Section 7.11 Comply with ERISA. Materially comply with all applicable provisions of ERISA and the Code now or hereafter in effect.

         Section 7.12 Environmental Compliance. Each Loan Party shall operate all property owned, operated or leased by it (including, but not limited to, any Real Property Collateral) in compliance with all Environmental Laws and Regulations, such that no Environmental Liability arises under any Environmental Laws and Regulations, which would result in a Lien on any property of any Loan Party (including, but not limited to, any Real Property Collateral).

         Section 7.13 Compliance with Laws.

                  (a) Borrower and each of its Subsidiaries will comply in all material respects with all applicable federal, state and local laws, rules, regulations and orders pertaining to the operation of its business, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or any Collateral, and paying all lawful claims which if unpaid might become a Lien upon any of its Collateral, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  (b) Borrower will promptly notify Bank in the event that Borrower receives any notice, claim or demand from any governmental agency which alleges that Borrower or any of its

Subsidiaries is in material violation of any of the terms of, or has materially failed to comply with any applicable order issued pursuant to, any federal, state or local statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act or any Environmental Law.

         Section 7.14 Maintenance of REIT Status. Borrower shall maintain its REIT Status.

         Section 7.15 Year 2000 Compliance.

                  (a) Each Loan Party: (i) has undertaken a detailed inventory, review and assessment of all areas within and affecting said Loan Party' business and operations that could suffer a Material Adverse Effect from the failure of said Loan Party to be Year 2000 Compliant (as hereinafter defined) on a timely basis; (ii) developed a plan and time line for becoming Year 2000 Compliant on a timely basis; (iii) to date, have implemented that plan in accordance with the specified timetable in all material respects; and (iv) will continue to implement such plan, without change, so that each Loan Party will be Year 2000 Compliant by January 1, 2000.

                  (b) Each Loan Party reasonably anticipates that it will be Year 2000 Compliant on a timely basis.

                  (c) Each Loan Party shall deliver to Bank: (i) immediately upon becoming aware of the existence of any condition or event which constitutes or will constitute, but for the passage of time or giving of notice or both, an event of default hereunder, a written notice specifying the nature and period of existence thereof and what action said Loan Party is taking or proposes to take with respect thereto; and (ii) at the request of Bank, such information, documentation and materials as Bank may from time to time reasonably require including, but not limited to, (A) said Loan Party's Year 2000 plan and time line, (B) any management or other letters from said Loan Party's accountants addressing or mentioning that Loan Party's Year 2000 Compliance, and (C) such other information, documentation and materials as Bank may reasonably request from time to time in order to confirm that each Loan Party is Year 2000 Compliant and the method(s) used by each Loan Party to become Year 2000 Compliant.

                  (d) As used herein, "Year 2000 Compliant" shall mean that all software, embedded microchips and other processing capabilities utilized by each Loan Party or its key suppliers, vendors and customers (other than the United States government or any agency thereof) will correctly process, sequence and calculate, without interruption, all date and date-related data for all dates to, through and after January 1, 2000, including leap year calculations, and shall recognize, store and transmit date data in a format which clearly indicates the correct century.

ARTICLE 8. NEGATIVE COVENANTS. While the Commitment is outstanding, and, in the event any portion of the Loan remains outstanding, so long as Borrower is indebted to Bank, and until payment in full of the Note and full and complete performance of all other obligations arising hereunder,

Borrower, and, as applicable, each Guarantor shall not do, agree to do, or permit to be done, any of the following:

         Section 8.1 Liens. Create, or assume or permit to exist, any Lien on any Collateral, except:

                  (a) Permitted Liens;

                  (b) Purchase money Liens on Collateral acquired or held by any Loan Party in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Collateral provided, that (i) any such Lien attaches to such Collateral concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to such Collateral so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Collateral; and

                  (c) As set forth on SCHEDULE 8.1 hereto.

         Section 8.2 Mergers, Acquisitions. Except as expressly permitted by this Agreement, merge or consolidate with any Person, or, acquire all or substantially all of the assets or any of the capital stock of any Person unless
(a) the Loan Party is the surviving entity, and (b) no Default or Event of Default exists or will occur after giving effect thereto

         Section 8.3 Changes in Structure. Except for supplemental issuance of the authorized common stock and preferred stock of Borrower or any Subsidiary thereof, make any changes in the equity capital structure of Borrower or any Subsidiary, or amend its certificate of incorporation or by-laws in a manner which would be reasonably likely to cause a Material Adverse Effect.

         Section 8.4 Disposition of Real Property Collateral. Make any Disposition of any Real Property Collateral, or enter into any agreement to do so, which would result in the Loan being in excess of the Borrowing Base following such Disposition, unless (a) the Disposition is at fair market value,
(b) at the time of the Disposition no Default or Event of Default exists, and
(c) (i) any mandatory prepayment required in connection therewith under Section
2.5 is made as provided therein, or (ii) an additional Facility or other real estate owned by the Loan Party in question, is substituted as Real Property Collateral for the Property which is the subject of the Disposition pursuant to Subsection 3.5 hereof.

         Section 8.5 Fiscal Year. Change its fiscal year.

         Section 8.6 ERISA Obligations. Permit the establishment of any Employee Benefit Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or increase the obligation for post-retirement welfare benefits of any Loan Party which liability or increase, individually or together with all similar liabilities and increases, has a Material Adverse Effect on any Loan Party.

         Section 8.7 Capital Expenditures. Except as otherwise permitted under this Agreement, make or be or become obligated to make Capital Expenditures in the aggregate for Borrower and its Subsidiaries on a consolidated basis, during each fiscal year of Borrower and its Subsidiaries, in excess of Two Hundred Fifty Thousand ($250,000) Dollars.

         Section 8.8 Hazardous Material. Cause or permit: (i) any Hazardous Material to be placed, held, located or disposed of, on, under or at any Facility or any part thereof (including, but not limited to, any Facility serving as real Property Collateral), except for such Hazardous Materials that are necessary for Borrower's or any Subsidiary's or any Operator's operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) such Facility or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material. Borrower and each Subsidiary acknowledges and agrees that Bank shall have no liability or responsibility for either:

                  (a) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of such Facility; or

                  (b) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at any Facility or used by or in connection with Borrower's or any Subsidiary's or any Operator's business.

         Section 8.9 Limitation on Nature of Business. Borrower and its Subsidiaries will not at any time make any material change in the nature of their collective business as carried on at the date hereof or undertake, conduct or transact any business in a manner prohibited by applicable law.

ARTICLE 9.        EVENTS OF DEFAULT.

         Section 9.1 Events of Default. If any one or more of the following events ("Events of Default") shall occur and be continuing, the Commitment shall terminate and the entire unpaid balance of the principal of and interest on the Note outstanding and all other Obligations and Indebtedness of Borrower to Bank arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to Borrower by Bank (except that in the case of the occurrence of any Event of Default described in Subsection 9.1(f) no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by Borrower:

                  (a) Payments. Failure by Borrower to make any payment or mandatory repayment of principal or interest upon the Note or to make any payment of any Fee when due; or

                  (b) Certain Covenants. Failure by any Loan Party to perform or observe any applicable provision of Section 7.9 or Article 8 hereof; or

                  (c) Other Covenants. Failure by any Loan Party to perform or observe any other applicable term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to such Loan Party by Bank; or

                  (d) Other Defaults.

                  (i) Failure by any Loan Party to make, within any applicable grace period, any payment in excess of $10,000,000.00 due under any Indebtedness, whether such payment is due at maturity or in the ordinary course of such Indebtedness; or

                  (ii) The formal default and acceleration of any material Indebtedness of a Loan Party; or

                  (e) Representations and Warranties. Any representation or warranty made in writing to Bank in any of the Loan Documents or in connection with the making of the Loan, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered, which in any event results in a Material Adverse Effect; or

                  (f)  Bankruptcy.

                   (i) Any Loan Party shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or him or a substantial part of its or his assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any Loan Party shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it or him, that remains undismissed for a period of thirty (30) days or more; or any order for relief shall be entered in any such proceeding; or any Loan Party by any act or omission shall indicate its or his consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of any of its or his properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

                  (ii) Any Loan Party shall generally not pay its debts as such debts become due; or

                  (iii) Any Loan Party shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint that is not vacated within thirty (30) days from the date thereof; or

                  (g) Judgments. Any judgment against any Loan Party or any attachment, levy or execution against any of its Properties (including, but not limited to, the Collateral) for any amount in excess of $1,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

                  (h) ERISA.

                  (i) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code; or

                  (ii) Failure by any Loan Party to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

                  (i) Material Adverse Effect. There shall occur a Material Adverse Effect; or

                  (j) REIT Status Etc. Borrower shall at any time fail to maintain its REIT Status, or Borrower or any Subsidiary shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license or permit; or

                  (k) Environmental. Any Loan Party or any of Real Property Collateral shall become subject to one or more liens for costs or damages in excess of $2,500,000 individually or in the aggregate under any Environmental Laws and Regulations and such liens shall remain in place for 30 days after the creation thereof.

         Section 9.2 Remedies. From and after the occurrence of an Event of Default which is continuing and which has not been waived by Bank, Bank may:

                  (a) proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Note or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, the Note or any of the other Loan Documents, or in aid of the exercise of any power granted to Bank herein or therein;

                  (b) remove from any premises where same may be located any and all Inventory or any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to Accounts, and Bank may use (at the expense of any Loan Party) such of the supplies or space of any Loan Party, at such Loan Party's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon;

                  (c) bring suit, in the name of Loan Parties or in its own name, on any of the Accounts and generally have all other rights respecting such Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on such Accounts and issue credits in the name of any Loan Party;

                  (d) sell, assign and deliver such Inventory and Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for Cash, on credit or otherwise, at Bank's sole discretion, and Bank may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Loan Party;

                  (e) (i) notify the account debtor on any Account or Chattel Paper of Bank's security interest therein; (ii) demand that monies due or to become due be paid directly to Bank; (iii) open any Loan Party's mail and collect any and all amounts due said Loan Party from account debtors; (iv) enforce payment of Accounts and Chattel Paper by legal proceedings or otherwise;
(v) exercise all of the rights and remedies of a Loan Party with respect to the collection of Accounts and Chattel Paper; (vi) settle, adjust, compromise, modify, extend or renew any Accounts or Chattel Paper; (vii) settle, adjust or compromise any legal proceedings brought to collect any Accounts or Chattel Paper; (viii) to the extent permitted by applicable law, sell or assign any Accounts or Chattel Paper upon such terms, for such amounts and at such time or times as Bank deems advisable; (ix) grant waivers or indulgences with respect to, accept partial payments from, discharge, release, surrender, substitute any customer security for, make compromise with or release, any other party liable on, any Accounts or Chattel Paper; (x) take control, in any manner, of any item of payment or proceeds from any account debtor; (xi) prepare, file, and sign any Loan Party's name on any proof of claim in bankruptcy or similar document against any account debtor; (xii) prepare, file, and sign any Loan Party's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with Accounts or Chattel Paper; (xiii) endorse the name of any Loan Party upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any of Accounts or Chattel Paper or Inventory; (xiv) use any Loan Party's stationery and sign such Loan Party's name to verifications of Accounts or Chattel Paper and notices thereof to account debtors; and (xv) use the information recorded on or contained in any data processing equipment or computer hardware or software relating to any Accounts, Chattel Paper, Inventory or Proceeds thereof to which any Loan Party has access; and

                  (f) foreclose the security interests created pursuant to the Loan Documents by any available judicial procedure, or take possession of any or all of the Inventory and Equipment without judicial process and enter any premises where any such Inventory and Equipment may be located for the purpose of taking possession of or removing the same.

                  Bank shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory and Equipment, whether in its then condition or after further preparation or processing, in the name of any Loan Party or in the name of such other party as Bank may designate, either at public or private sale or at any broker's board, in lots or in bulk, for Cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Bank in its sole discretion may deem advisable, and Bank shall have the right to purchase at any such sale. If any such Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, Bank shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Inventory and Equipment in such saleable form as Bank shall deem appropriate. Each Loan Party agrees, at the request of Bank, to assemble such Inventory and Equipment and to make it available to Bank at places which Bank shall reasonably select, whether at the premises of any Loan Party or elsewhere, and to make available to Bank the premises and facilities of the Loan Parties for the purpose of Bank's taking possession of, removing or putting such Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) Business Days notice shall constitute reasonable notification and full compliance with the law. Bank shall be entitled to use all intangibles and computer software programs and data bases used by any Loan Party in connection with its business or in connection with the Collateral. The net Cash proceeds resulting from Bank's exercise of any of the foregoing rights (after deducting all charges, costs and expenses including reasonable attorneys' fees) shall be applied by Bank to the payment of the Obligations, whether due or to become due, in such order as Bank may elect. Borrower shall remain liable to Bank for any deficiencies. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         Section 9.3 No Implied Waiver; Rights Cumulative. No delay on the part of Bank in exercising any right, remedy, power or privilege under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Bank under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to Bank under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Bank and may be exercised at such time or times and in such order and manner as Bank shall (in its sole and complete discretion) deem expedient.

         Section 9.4 Set-Off; Pro Rata Sharing. If any Event of Default shall at any time occur, and for so long as it shall be continuing, any deposits, balances or other sums credited by or due from Bank or any of the offices or branches thereof to any Loan Party, may, without any prior notice of any kind to such Loan Party, or compliance with any other conditions precedent now or hereafter imposed by statute, rule or law or otherwise (all of which are hereby expressly and irrevocably waived by each Loan Party), be immediately set off, appropriated and applied by Bank toward the payment and satisfaction of the Obligations (but not to any other obligations of Borrower to Bank until all of the Obligations have been paid in full) in such order and manner as Bank (in its sole and complete discretion) may determine.

ARTICLE 10.       MISCELLANEOUS PROVISIONS.

         Section 10.1 Fees and Expenses: Indemnity. Borrower will promptly pay all costs of Bank in preparing the Loan Documents and all costs and expenses of the issue of the Note and of each Loan Party's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with and the reasonable fees and expenses and disbursements of counsel to Bank in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, including, but not limited to, all instruments, documents and agreement necessary for the transactions contemplated in Section 10.12 hereof, the consummation of the transactions contemplated by all such documents, the preservation of all rights of Bank, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against Bank arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (other than a claim or action resulting from the gross negligence, willful misconduct, or intentional violation of law by Bank). In addition, Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by Bank in connection with its enforcement of the payment of the Note or any other sum due to Bank under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, Borrower shall indemnify Bank and its directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loan and any and all transactions related to or consummated in connection with the Loan (other than as a result of the gross negligence, willful misconduct or intentional violation of law by the party seeking indemnification), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by Bank or any of its directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise against Bank or any of its officers, directors, affiliates, agents or Affiliates, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of any Loan Party and its Affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of any Loan Party or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of any Loan Party to Bank hereunder or at common law or otherwise. The provisions of this
Section 10.1 shall survive the payment of the Note and the termination of this Agreement.

         Section 10.2 Taxes. If, under any law in effect on the date of the closing of the Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of the Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then Borrower will pay any such tax and all interest and penalties, if any, and will indemnify Bank against and save it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against Bank or any other holder of the Note, Bank, or such other holder, as the case may be, may notify Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of Borrower in this Section 10.2 shall survive payment of the Note and the termination of this Agreement.

         Section 10.3 Payments. As set forth in Article 2 hereof, all payments by Borrower on account of principal, interest, Fees and other charges (including any indemnities) shall be made to the Bank at the Principal Office of the Bank, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 11:00 A.M. Cincinnati, Ohio time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note

(after withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of Bank to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of Bank payable thereby with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the
Note). Upon payment in full of the Note and/or termination of the Commitment, Bank shall mark the Note "Paid" and return it to Borrower.

         Section 10.4 Survival of Agreements and Representations; Construction. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Note. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

         Section 10.5 Lien on and Set-off of Deposits. As security for the due payment and performance of all the Obligations, Borrower hereby grants to Bank a Lien on any and all deposits or other sums at any time credited by or due from Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to Bank from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by Bank against any of the Obligations, whether or not any of such Obligations is then due or is secured by any Collateral.

         Section 10.6 Modifications, Consents and Waivers; Entire Agreement. No modification, amendment or waiver of or with respect to any provision of this Agreement, the Note, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among Bank and the Loan Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

         Section 10.7 Further Assurances. At any time and from time to time, upon the request of Bank, each Loan Party shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as Bank may reasonably request in order to fully effect the purposes of this Agreement, the other Loan

Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loan.

         Section 10.8 Notices. All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 6 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

                  (a)      If to any Loan Party:

                           c/o Omega Healthcare Investors, Inc.
                           900 Victors Way/Suite 350
                           Ann Arbor, Michigan 48103
                           Attention: David A. Stover
                           Telecopier No: (313) 996-0020

                           with a copy to:

                           c/o Omega Healthcare Investors, Inc.
                           900 Victors Way/Suite 350
                           Ann Arbor, Michigan 48103
                           Attention: Susan A. Kovach, Esq., General Counsel Telecopier No: (313) 996-0020

                  (b)      If to Bank:

                           The Provident Bank
                           One East Fourth Street
                           Cincinnati, Ohio 45202
                           Attention: Mr. Robert Lafkas
                           Telecopier No.: (513) 579-2201

with a copy (other than in the case of Borrowing Notices and reports and other documents delivered in compliance with Article 6 hereof) to:

                           Kohnen & Patton LLP
                           1400 Carew Tower
                           441 Vine Street
                           Cincinnati, Ohio 45202
                           Attention: Joseph Beech III, Esq.
                           Telecopier No.: (513) 381-5823

Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its telecopier number specified above (provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified above, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail, or (z) on the day it is delivered to the telegraph company, addressed as aforesaid, if sent by telegraph. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 10.10 Severability. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Loan Parties with any of them shall not excuse non-compliance by the Loan Parties with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         Section 10.11 Binding Effect; No Assignment or Delegation by Borrower. This Agreement shall be binding upon and inure to the benefit of each Loan Party and their respective successors and to the benefit of Bank and its successors and assigns. The rights and obligations of each Loan Party under this Agreement shall not be assigned or delegated without the prior written consent of Bank, and any purported assignment or delegation without such consent shall be void.

         Section 10.12 Participations by Bank.

                  (a) Bank may, without the prior consent of Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Commitment, the Loan owing to it, and the Note held by it); provided, however, that: (i) Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Bank shall remain the holder of the Note for all purposes of this Agreement, and the Loan Parties shall continue to deal solely and directly with the Bank in connection with such Bank's rights and obligations under this Agreement.

                  (b) Bank may, in connection with any participation or proposed participation pursuant to this Section 10.12, disclose to the participant or proposed participant, any information relating to any Loan Party furnished to Bank by or on behalf of such Loan Party; provided that, prior to any such disclosure, the participant or proposed participant shall agree to preserve the confidentiality of any confidential information relating to such Loan Party received by it from Bank.

                  (c) Anything in this Section 10.12 to the contrary notwithstanding, Bank may assign and pledge all or any portion of the Loan and the Note to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release Bank from its obligations hereunder.

         Section 10.13 Interpretation of Loan Documents. Whenever possible, the provisions of each Loan Document will be construed in such a manner as to be consistent with this Agreement and each other Loan Document. If any of the provisions of any Loan Document are inconsistent with this Agreement, such provisions of this Agreement will supersede such provisions of such Loan Document.

         Section 10.14 Integration of Schedules and Exhibits. The Exhibits and Schedules annexed to this Agreement are an integral part of this Agreement and are incorporated herein by reference.

         Section 10.15 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 10.16 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

                  (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

                  (b) EACH LOAN PARTY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF OHIO, COUNTY OF HAMILTON, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, WESTERN DIVISION. EACH LOAN PARTY, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR

PROCEEDING. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.8 HEREOF. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENT OR ANY SIMILAR BASIS. EACH LOAN PARTY SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF OHIO UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF OHIO. NOTHING IN THIS SECTION 10.13 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE LOAN PARTIES IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

                  (c) EACH LOAN PARTY AND BANK WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PERFECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         Section 10.17 Joint and Several Obligations. All of the Obligations, indebtedness, liabilities, undertakings, representations and warranties of Borrower hereunder shall be joint and several obligations of Borrower.













                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers.

                                     THE PROVIDENT BANK


                                     By: _____________________________________

                                     Its: ____________________________________

                                     Printed: ________________________________

                                     OMEGA HEALTHCARE INVESTORS, INC.,
                                     STERLING ACQUISITION CORP.
                                     OHI (IOWA), INC.
                                     DELTA INVESTORS II, LLC


                                     ________________________________________
                                     David A. Stover


         David A. Stover, as an executive officer of all of the aforementioned corporations or limited liability companies, has executed this Loan Agreement and intending that all corporations or limited liability companies above named are bound and are to be bound by the one signature as if he had executed this Loan Agreement separately for each of the above named corporations.



April 9, 1999

                                                                       EXHIBIT A

                              REVOLVING CREDIT NOTE

$50,000,000.00                                                  Cincinnati, Ohio
                                                                  March 31, 1999

         THIS REVOLVING CREDIT NOTE ("Note") is made and entered into as of the date hereof by OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Borrower"), to the order of THE PROVIDENT BANK, an Ohio banking corporation (hereinafter, together with its permitted successors and assigns, called "Bank").

         This Note has been executed and delivered pursuant to a certain Loan Agreement dated as of March 31, 1999 (the "Loan Agreement"), by and among Borrower, as "Borrower," and Bank, as "Bank," and is subject to the terms and conditions of the Loan Agreement, including without limitation, acceleration upon the terms provided therein. All capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement unless the context hereof requires otherwise.

         Borrower, for value received, promises to pay to the order of Bank, at Bank's Principal Office, for the account of Bank in accordance with the Loan Agreement, the principal sum of Fifty Million Dollars ($50,000,000.00) or so much thereof as is loaned by Bank pursuant to the provisions hereof and the terms and provisions of the Loan Agreement, together with interest on the unpaid principal amount thereof at a rate per annum equal to (i) the LIBOR Based Rate, or, in certain circumstances, (ii) the Prime Rate, all in accordance with the terms and provisions of the Loan Agreement (the "Interest Rate"). All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days.

          Interest accruing at the LIBOR Based Rate shall be due and payable, in arrears, (i) on the last Business Day of the applicable Interest Period, and, if such Interest Period exceeds three (3) months, quarter annually on each quarter annual anniversary of the first date of the Interest Period, (ii) on the date of any prepayment of such Loan and (iii) at maturity, whether by acceleration or otherwise. Interest accruing at the Prime Rate shall be due and payable (a) on the last Business Day before the commencement of an Interest Period, provided that, if interest accrues at the Prime Rate for a period exceeding one (1) month, it shall also be due and payable on the next occurring Quarterly Date, and on each Quarterly Date thereafter until the commencement of an Interest Period, and (b) at maturity (whether by maturity, acceleration or otherwise).

         Principal and all remaining accrued interest shall be due and payable on or before March 31, 2002.

         The Prime Rate is not necessarily the lowest lending rate of Bank. This
Note is subject to mandatory prepayment upon the terms and conditions set forth in the Loan Agreement. This Note may be prepaid in whole or in part as set forth in the Loan Agreement.

         If any payment of principal, interest or other charge due hereunder is not paid when due, or in the event of an Event of Default under the Loan Agreement, this Note shall, at the option of Bank, become immediately due and payable, upon written demand by Bank, except, that if there shall be an Event of Default under Section 9.6 of the Loan Agreement, this Note shall automatically and immediately be due and payable without demand, and the outstanding principal and all accrued interest, as well as any other Obligations due Bank under any Loan Document, shall thereafter bear interest at the Post-Default Rate.

         Subject to the terms and conditions of the Loan Agreement and until the Commitment Termination

Date, Borrower may borrow, repay and reborrow from Bank, and Bank hereby agrees to lend and relend to Borrower, such amounts, not to exceed the lesser of the Borrowing Base or the Commitment, as the Borrower may from time to time request.

         The Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law, except as otherwise specifically provided in the Loan Agreement, in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any indorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances, (without notice to or further assent from Borrower) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Bank shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, or under any indorsement or guaranty of this Note. Borrower further agrees to reimburse Bank for all advances, charges, costs and expenses, including reasonable attorney's fees, reasonably incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

         Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note, the Loan Agreement or any other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by any Bank would be contrary to the provisions of law applicable to Bank limiting the maximum rate of interest that may be charged or collected by Bank. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by Bank to Borrower, it being the intent of the parties hereto that under no circumstances shall Borrower be required to pay any interest in excess of the highest rate permissible under applicable law.

         The provisions of this Note shall be governed by and interpreted in accordance with the laws of Ohio.

         The undersigned hereby designates all courts of record sitting in Cincinnati, Ohio and having jurisdiction over the subject matter, state and federal, as forums where any action, suit or proceeding in respect of or arising from or out of this Note, its making, validity or performance, may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the undersigned consents to the jurisdiction and venue of such courts.

         IN ACCORDANCE WITH SECTION 10.15 OF THE LOAN AGREEMENT, AND AFTER HAVING AN OPPORTUNITY TO CONSULT COUNSEL, BORROWER EXPRESSLY WAIVES (i) ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWER, AND (ii) THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS NOTE OR THE LOAN AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

         TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

         IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note as of the day and year set forth above.

                                     OMEGA HEALTHCARE INVESTORS, INC.


                                     ------------------------------------------
                                     David A. Stover, Vice President and Chief
                                       Financial Officer

                                                                       EXHIBIT B

--------------------------------------------------------------------------------
                     OPEN-END MORTGAGE, ASSIGNMENT OF RENTS
                             AND SECURITY AGREEMENT

            [THIS INSTRUMENT SECURES FUTURE ADVANCES AND OBLIGATIONS]

THIS OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the "Instrument") is made this 31st day of March 1999, between OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, whose address is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108 (the "Borrower"), and THE PROVIDENT BANK, an Ohio banking corporation, whose address is One East Fourth Street, Cincinnati, Ohio 45202, (the "Lender").

WHEREAS, pursuant to the terms of a certain Loan Agreement of even date herewith between Lender and Borrower (as such agreement may be amended, modified or supplemented from time to time, the "Loan Agreement"), Lender has agreed to extend credit to Borrower up to the aggregate maximum principal amount of Fifty Million Dollars ($50,000,000.00), with the balance of the indebtedness if not sooner paid, due and payable on March 31, 2002 (the "Loan"); and

WHEREAS, such indebtedness is evidenced by: (i) the Loan Agreement; and (iii) Borrower's revolving promissory note of even date herewith in the maximum original principal amount of Fifty Million Dollars ($50,000,000.00) ("Note"), bearing interest at the rate of interest set forth therein and providing for the payment of principal and interest, with the balance of the indebtedness if not sooner paid, due and payable on March 31, 2002; and

WHEREAS, the Loan is made pursuant to the terms and in accordance with or reliance upon certain other agreements and documents, which include, without limitation, the Loan Agreement, and the Loan Documents (as defined in the Loan Agreement).

NOW THEREFORE, TO SECURE TO LENDER the repayment of the Obligations, as that term is defined in the Loan Agreement, BORROWER DOES HEREBY MORTGAGE, WARRANT, GRANT, BARGAIN, SELL, ASSIGN AND CONVEY TO LENDER, ITS SUCCESSORS AND ASSIGNS, all of Borrower's estate, right, title and interest in, to and under that certain parcel of real property commonly known as DES ARC NURSING AND REHABILITATION CENTER, ROUTE 2, BOX 143B, DES ARC, ARKANSAS 72040, as more particularly described in Exhibit "A", attached hereto and made a part hereof, whether now owned or hereafter held or acquired (the "Land"), together with all right, title and interest which Borrower may have in and to all improvements, buildings and structures thereon of every nature whatsoever, whether now owned or hereafter held or acquired (the "Improvements", which together with the Land shall be referred to as the "Premises") and all appurtenances to said Premises, including and together with:

(a) all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Borrower may now have or hereafter acquire in and to (i) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Land, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (ii) all hereditaments, gas, oil, minerals, and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges hereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, or of any of the rights and interests described in subparagraphs (i) and (ii) above (hereinafter the "Property Rights"); and

(b) all right, title and interest, if any, in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to
         (i) all apparatus, machinery and equipment of Borrower; and (ii) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (the "Fixtures"); as well as all personal property and equipment of every nature whatsoever now or hereafter located in or on the Premises, including but not limited to all right, title and interest, if any, in and to (iii) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Borrower; (iv) all apparatus, machinery, equipment and appliances of Borrower not included as Fixtures; (v) all items of furniture, furnishings, and personal property of Borrower; (vi) all other personal property of Borrower and all rights and things of value of every kind and nature, tangible or intangible, absolute or contingent, equal or equitable, including without limitation: (a) all lists of lessees or other customer lists, books and records, ledger and account cards, computer tapes and programs, software, disks, printouts and records, whether now in existence or hereafter created, of Borrower relating to the Premises;
         (b) all right, title and interest, if any, in and to all management agreements, consulting agreements, employment agreements and other agreements pertaining to the Premises, now existing or hereafter arising, each as amended from time to time, including without limitation all rights and privileges thereunder; (c) all right, title and interest, if any, in and to all licenses, permits, approvals, authorizations, qualifications, registrations and recording thereof and all applications incorporated into such licenses, permits, approvals, authorizations and registrations now owned or hereafter acquired by Borrower and required from time to time for the business operations of Borrower or the Premises, including, but not limited to, Certificates of Need, to the extent that assignment of the same is permissible under applicable law; (d) all liens, security interests, mortgages, security, warranties, guarantees, sureties, payment bonds, performance bonds, insurance policies, maintenance, repair or replacement agreements, and other contractual obligations of any contractor, subcontractor, surety, guarantor, manufacturer, dealer, laborer, supplier or materialman, with respect to the Premises; (e) all causes of action, goodwill, trade names, tax refund claims, and all rights to indemnification of Borrower; (f) all plans, specifications and drawings relating to the Premises in Borrower's possession or under its reasonable control; and
         (g) all claims, rights, powers or privileges and remedies relating to the foregoing or arising in connection therewith including, without limitation, all rights to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval; and (vii) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (iii) - (vi) (the "Personal Property"). It is mutually agreed, intended and declared, that the Premises and all of the Property Rights and Fixtures owned by Borrower (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Instrument to be real estate and covered by this Instrument. It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Instrument shall constitute a security agreement, fixture filing and financing statement, and Borrower agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Lender may reasonably require from time to time to perfect or renew such security interest under the Uniform Commercial Code. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land; and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of the Uniform Commercial Code. The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in Paragraph 14 hereof or by general law, or, as to that part of the security in which a security interest may be perfected under the Uniform Commercial Code, by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at the Lender's sole election; and

(c) (i) all the estate, right, title and interest of the Borrower, in and to all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, the Personal Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property, the Personal Property or any part thereof; and (except as otherwise provided herein or in the Loan Agreement) the Lender is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided in the Loan Agreement; and
         (ii) all contract rights, general intangibles, actions and rights in action, relating to the Real Property, or the Personal Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property or the Personal Property. (The rights and interests described in this Paragraph shall hereinafter be called the "Intangibles.")

AS ADDITIONAL SECURITY FOR THE OBLIGATIONS SECURED HEREBY, BORROWER DOES HEREBY CONVEY, TRANSFER AND ASSIGN TO LENDER from and after the date hereof (including any period of redemption), primarily and on a parity with said real estate, and not secondarily, all the rents, issues and profits of the Real Property; all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property or the Personal Property); all monies due and to become due to Borrower under any lease for services, materials or installations supplied, whether or not the same were supplied under the terms of any lease; all the proceeds of all such rents, both cash and non-cash including, but not limited to, any minimum rents, additional rents, percentage rents, parking, maintenance, insurance and tax contributions, any damages following default by lessee under any lease; any penalties or premiums payable by lessee under any lease; and the proceeds of any policy of insurance covering loss of rents resulting from destruction of any portion of the Real Property (collectively, the "Rents") under any and all present and future leases, contracts or other agreements between Borrower and any other party or parties relative to the ownership of the Real Property or the Personal Property or to the occupancy of all or any portion of the Real Property (the "Leases", which term shall include, but not be limited to, that certain Master Lease between Borrower, as lessor, and Diversicare Corporation of America, Inc., as lessee (the "Master Lease")). The term "Rents" shall include, but not be limited to, that portion of the "Minimum Rent" (as that term is defined in the Master Lease) indicated on Exhibit "B" attached hereto and made a part hereof. With respect to said conveyance, transfer and assignment of such Rents, Borrower further covenants and agrees:

(a) Borrower and Lender intend that this assignment shall be a present, absolute and unconditional assignment and shall, immediately upon execution, give Lender the right to collect the Rents and to apply them in payment of the principal and interest and all other sums payable on the Obligations. However, Lender hereby grants to Borrower the right to collect and use the Rents as they become due and payable under the Leases, subject to the provisions set forth below and in the Loan Agreement, but not more than one (1) month in advance thereof, until an Event of Default (as defined in the Loan Agreement) has occurred, provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Borrower, and any such subsequent assignment shall be subject to the rights of Lender under this Instrument.

(b) Upon the occurrence of an Event of Default: (1) Borrower agrees, upon demand, that Lender may assume the management of the Real Property, and collect the Rents, applying the same upon the Obligations in the manner provided in the Loan Agreement; and (2) Borrower hereby authorizes and directs all lessees, guarantors, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases with respect to the Real Property, but only with respect to the Real Property, to the Lender upon request of the Lender. Borrower hereby appoints Lender as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto Lender and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon Lender to make or cause to be made any repairs that may be needful or necessary and (ii) Lender agrees that until such Event of Default, Lender shall permit Borrower to perform the aforementioned management responsibilities, including collecting the Rents.

(c) Upon Lender's receipt of the Rents, at Lender's option, it may pay: (1) reasonable charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) the balance of the Rents pursuant to the provisions of the Loan Agreement. This power of attorney and assignment of Rents shall be irrevocable until this Instrument shall have been satisfied and released of record and the releasing of this Instrument shall act as a revocation of this power of attorney and assignment of rents. Lender shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Loan Agreement.

All of the property described in the foregoing subparagraphs, and each item of property therein described, including but not limited to, the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Personal Property, the Intangibles and the Rents, is herein collectively referred to as the "Mortgaged Property".

Nothing herein contained shall be construed as constituting Lender a mortgagee in-possession in the absence of the taking of actual possession of the Mortgaged Property by Lender. Nothing contained in this Instrument shall be construed as imposing on Lender any of the obligations of the lessor under any Leases of the Real Property. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

This Instrument shall also secure the unpaid balances of future and additional loan advances made at any time while this Instrument remains unreleased of record, whether made pursuant to an obligation of Lender or otherwise. Such loan advances are or may be evidenced by the Note, the

Loan Agreement and one or more subsequent notes executed in substitution therefor. The maximum principal amount of unpaid loan indebtedness to be secured by this Instrument, exclusive of interest thereon, which may be outstanding at any time is FIFTY MILLION DOLLARS ($50,000,000.00). In addition to any other debt or obligation secured hereby, this Instrument shall secure: (i) unpaid balances of advances made for the payment of taxes, assessments, insurance premiums, and other costs incurred for the protection of the Mortgaged Property or the security of this Instrument; and, (ii) to the extent permitted by law, Lender's collection costs, including its attorneys fees.

Borrower, as an integral part of this Instrument, covenants, warrants, represents and agrees as follows:

1. PAYMENT OF OBLIGATIONS. Borrower shall promptly pay when due the principal and interest on the indebtedness evidenced by the Note, any late charges, prepayment premiums or other sums required to be paid by the Note, and all other Obligations secured by this Instrument.

2. REPRESENTATIONS AND WARRANTIES. Except as otherwise set forth in Article 4 of the Loan Agreement, Borrower hereby covenants, represents and warrants that:

(a) Borrower is lawfully seized of a fee simple estate in the real property hereby conveyed and has the right to mortgage, convey, grant and assign the Mortgaged Property; the Mortgaged Property is subject in all cases to no lien, charge or encumbrance other than liens permitted under
         Section 8.1 of the Loan Agreement; this Instrument is and will remain a valid and enforceable first lien on the Mortgaged Property; and Borrower shall cooperate to preserve such title, and will forever warrant and defend the title, validity and priority of the lien hereof against the claims of all persons and parties whomsoever, except for liens permitted under Section 8.1 of the Loan Agreement.

(b) Borrower is duly authorized to make and enter into this Instrument and to carry out the transactions contemplated herein.

(c) This Instrument has been duly executed and delivered pursuant to authority legally adequate therefor; Borrower has been and is authorized and empowered by all necessary persons having the power of direction over it to execute and deliver said instrument; said instrument is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject, however, to bankruptcy and other law, decisional or statutory, of general application affecting the enforcement of creditors' rights, and to the fact that the availability of the remedy of specific performance or of injunctive relief in equity is subject to the discretion of the court before which any proceeding therefor may be brought.

(d) Borrower is not in default under any instruments or obligations relating to the Mortgaged Property and no party has asserted any claim of default against Borrower relating to the Mortgaged Property.

(e) The execution and performance of this Instrument and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any



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

         mortgage, lease, bank loan, or loan and security agreement, trust indenture, or other instrument to which Borrower is a party or by which it may be bound or affected; nor do any such instruments impose or contemplate any obligations which are or may be inconsistent with any other obligations imposed on Borrower under any other instrument(s) heretofore or hereafter delivered by Borrower.

(f) There are no actions, investigations, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) that are pending or threatened against or affecting Borrower or the Mortgaged Property and that, if determined adversely to Borrower would have a material adverse effect on the Mortgaged Property or Borrower's ability to repay the Obligations, or which may materially and adversely affect the validity or enforceability of this Instrument, at law or in equity, or before or by any governmental authority; Borrower is not in default with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting the Mortgaged Property.

(g) To the best of Borrower's knowledge, the Real Property presently complies in all materials respects with, and will continue to comply in all material respects with, all applicable restrictive covenants and applicable zoning ordinances and building codes.

(h)      (i)      To the best of Borrower's knowledge, the operations at the
                  Real Property and the Real Property itself presently comply in all material respects with, and will continue to comply in all material respects with, all applicable environmental, health and safety statutes, regulations and other governmental requirements;

         (ii) Borrower has obtained and will maintain, or has required its Operator (as defined in the Loan Agreement) at the Real Property to obtain and maintain, all environmental, health and safety permits necessary for the operations of the Real Property; to the Borrower's best knowledge, all such permits are in good standing and Borrower is and will remain in compliance in all material respects with all terms and conditions of such permits;

         (iii) neither Borrower nor, to the best of Borrower's knowledge, any of the Real Property or its present operations is subject to any order from or agreement with any governmental authority or private party respecting the release or threatened release of a contaminant or pollutant into the environment;

         (iv) with respect to the Real Property or the operations thereof, to the best of Borrower's knowledge, there are no judicial or administrative proceedings pending alleging a violation of any environmental health or safety statute, regulation or other governmental requirement;

         (v) to the best of Borrower's knowledge, none of the present or past operations of the real Property is the subject of any investigation by any governmental authority evaluating whether any remedial action is needed to respond to a release or threatened release of a contaminant or pollutant into the environment;

         (vi) Borrower has not filed any notice under any statute, regulation, or other governmental requirement indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any State equivalent;

         (vii) Borrower has not filed any notice under any applicable statute, regulation or other governmental requirement reporting a release of a contaminant or pollutant into the environment;

         (viii) there is not now, nor to the best of Borrower's knowledge has there ever been, on or in the Real Property (A) any generation, treatment, recycling, storage or disposal of any material quantities of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, except in compliance with applicable laws (B) any polychlorinated biphenyls used in hydraulic oils, or other equipment, or (C) any friable asbestos containing material;

         (ix) to the best of its knowledge, Borrower has no material contingent liability in connection with any release or threatened release of any contaminants into the environment; and

         (x) to the best of Borrower's knowledge, none of the Real Property is or will become subject to any lien in favor of any governmental entity for (A) liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental entity in response to a release or threatened release of a contaminant or pollutant into the environment.

(i) To the best of Borrower's knowledge, Borrower and/or its Operator owns, is licensed, or otherwise has the right to use or is in possession of all licenses, permits and government approvals or authorizations, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are necessary for its operations on the Real Property, without conflict with the rights of any other person with respect thereto.

(j) All Leases currently in effect relating to the Real Property have been disclosed to Lender.

(k) The Mortgaged Property is currently in service and is being utilized for the purposes intended.

3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by Lender from Borrower under the Note or this Instrument shall be applied by Lender as set forth in the Loan Agreement.

4. TAXES AND IMPOSITIONS. (a) Borrower agrees to pay or cause to be paid, before any



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

penalty or interest attaches, all general taxes and all special taxes, special assessments, water, drainage and sewer charges and all other charges, of any kind whatsoever, ordinary or extraordinary, which may be levied, assessed or imposed on or against the Mortgaged Property (all of which taxes, assessments and charges are hereinafter referred to as "Impositions") and, at the request of Lender, to exhibit to Lender official receipts evidencing such payments; provided, however, that in the case of any special assessment (or other imposition in the nature of a special assessment) payable in installments, each installment thereof shall be paid prior to the date on which each such installment becomes due and payable. Borrower agrees to exhibit to Lender, at least annually and at any time upon request, official receipts showing payment of all Impositions which Borrower is required or elects to pay or cause to be paid hereunder.

         (b) If Borrower fails to pay or cause to be paid such Impositions when due and such failure continues beyond any applicable grace or cure period set forth herein or in the Loan Agreement, Lender shall have the option to pay and discharge the same without notice to Borrower and any sum so expended by Lender shall at once become indebtedness owing from Borrower to Lender, shall be immediately due and payable by Borrower with interest thereon to the extent legally enforceable at the Post-Default Rate (as defined in the Loan Agreement) and shall together be added to the Obligations secured hereunder.

         (c) In the event that any court of last resort enters a decision that the undertaking by the Borrower provided for in this Paragraph 4 to pay Impositions in connection with the Mortgaged Property, or the manner of collection of any such taxes, is legally inoperative or cannot be enforced, so as to affect adversely the Lender, Lender shall have the right to exercise any remedies it would have upon the occurrence of an Event of Default (as hereinafter defined) under this Instrument with respect to the Mortgaged Property, and shall be entitled to apply any amounts realized from the exercise of such remedies to the Obligations, regardless of whether such Obligations are then due and payable, in such manner as Lender, in its sole discretion, shall determine; provided, however, that Borrower, upon the prior written consent of Lender, shall have the right to contest in good faith any such tax, assessment or charge.

5. CHANGES IN TAXATION. Borrower agrees that, if the United States or any State or any of their subdivisions having jurisdiction shall levy, assess, or charge any tax, assessment or imposition upon this Instrument or the credit or indebtedness secured hereby or the interest of Lender in the Mortgaged Property or upon Lender by reason of or as holder of any of the foregoing, or in the event that any law is enacted changing in any way the laws now in force with respect to the taxation of mortgages or debts secured thereby for any purpose, then Borrower shall pay (or reimburse Lender for) such taxes, assessments or impositions and, unless all such taxes, assessments and impositions are paid or reimbursed by Borrower when and as they become due and payable, all sums hereby secured shall become immediately due and payable, at the option of Lender, notwithstanding anything contained herein or in any law heretofore or hereafter enacted.

6. INSURANCE. (a) Borrower shall maintain, or shall cause its Operator to maintain, in full force and effect, during the term of this Instrument, at the expense of Borrower or the Operator, the property and liability insurance required under the Leases. If Borrower fails to provide or cause to



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

be provided the aforesaid insurance, and such failure continues beyond any applicable grace or cure period set forth herein or in the Loan Agreement, Lender shall have the option to procure and maintain such insurance without notice to Borrower. Any sum so expended by Lender shall at once become indebtedness owing from Borrower to Lender and shall immediately become due and payable by Borrower with interest thereon to the extent legally enforceable at the Post-Default Rate and shall together be added to the Obligations secured hereby.

         (b) Borrower shall notify Lender, in writing, of any loss to the Mortgaged Property ("Property Damage"), and Borrower shall have the right, under
Section 3.5 of the Loan Agreement, to require the substitution of Real Property Collateral (as defined and set forth in the Loan Agreement).

7. FUNDS FOR IMPOSITIONS. (a) Lender, upon the occurrence of an Event of Default, shall have the right to require that Borrower pay to Lender on the day monthly installments are payable under the Note (or on another day designated in writing by Lender), until all Obligations are paid in full, a sum (herein "Funds") equal to one-twelfth (1/12) of the annual Impositions, as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof. At Lender's option, Lender from time to time may waive, and, after any such waiver, may reinstate the provisions of this Paragraph requiring the monthly payments prescribed herein.

         (b) Lender shall apply the Funds to pay said Impositions so long as Borrower is not in breach of any covenant or agreement of Borrower in this Instrument. Lender shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said assessments and bills. Lender shall not be required to pay Borrower any interest, earnings or profits on the Funds and shall have the right to commingle the Funds with the general funds of Lender.

         (c) If the amount of the Funds held by Lender shall exceed the amount deemed necessary by Lender to provide for the payment of such Impositions as they fall due, such excess shall be credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay Impositions as they fall due, Borrower shall pay to Lender an amount necessary to make up the deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof. Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, Lender may, at its option, apply any Funds held by Lender at the time of application (i) to pay Impositions, or (ii) as a credit against sums secured by this Instrument.

8. CONDEMNATION. Borrower shall immediately notify Lender of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Mortgaged Property, or any part thereof, and Borrower shall have the right, under Section 3.5 of the Loan Agreement, to require the substitution of Real Property Collateral (as defined and set forth in the Loan Agreement).

9. PRESERVATION AND MAINTENANCE OF MORTGAGED PROPERTY. Borrower: (a) shall not commit waste or permit impairment or deterioration of the Mortgaged Property and shall not abandon the Mortgaged Property; (b) shall reconstruct, restore or repair, or shall cause the Operator to reconstruct, restore or repair, promptly and in a good and workmanlike manner all or any part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing (such approval not to be unreasonably withheld), in the event of any damage, injury or loss thereto, whether or not insurance proceeds or condemnation awards or damages are available or adequate to cover, in whole or in part, the costs of such reconstruction, restoration or repair; (c) shall keep, or shall cause the Operator to keep, the Mortgaged Property in good order, condition and repair and shall replace, or cause the Operator to replace, fixtures, equipment, machinery and appliances on the Mortgaged Property when necessary to keep such items in good repair, and will make or cause to be made, as and when the same shall become necessary, all structural and nonstructural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen repairs, replacements and renewals necessary to that end; (d) shall comply, or shall cause the Operator to comply, in all material respects with all zoning, building, health and environmental laws, ordinances and regulations, and all other laws, regulations and requirements of any governmental body or agency (whether federal, state or local) having jurisdiction over the Borrower, the Mortgaged Property, or the use and occupancy thereof by Borrower or the Operator; (e) shall comply, or shall cause the Operator to comply, in all material respects with all covenants, restrictions and agreements affecting the Mortgaged Property; and (f) shall generally operate and maintain the Mortgaged Property in a manner to insure maximum income. Neither Borrower nor any other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Mortgaged Property without the prior written consent of Lender.

10. USE OF MORTGAGED PROPERTY. Unless required by applicable law, permitted pursuant to the Leases or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Mortgaged Property was intended at the time this Instrument was executed. Borrower shall not initiate, approve, participate in or acquiesce to any change in or modification to the zoning in effect for the Mortgaged Property or any portion thereof unless Lender shall consent to such action.

11. RESTRICTIONS ON LEASES. (a) Borrower shall not enter into any lease of the Mortgaged Property without the prior written consent of the Lender. All leases now or hereafter permitted to be entered into by Borrower will be in form and substance subject to the approval of Lender. Borrower has provided Lender with true and accurate copies of all Leases currently in effect regarding the Real Property, and Lender hereby consents to the same. (b) All permitted leases and subleases of the Mortgaged Property to which Borrower is a party shall specifically provide that (i) that the tenant thereof shall attorn to Lender, such attornment to be effective upon Lender's acquisition of title to Guarantor's interest in the Mortgaged Property and (ii) that the attornment of the tenant shall not, in any event, be terminated by foreclosure. (c) If Borrower becomes aware that any tenant under a permitted Lease proposes to do, or is doing, any act or thing which may give rise to any right of set-off against Rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against Rent, (ii) notify Lender thereof and of the amount of such set-off, and (iii) within ten
(10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that Rent thereafter due shall continue to be payable without set-off or deduction. (d) If any Lease provides for a security deposit paid by the lessee to Borrower, this Instrument transfers to Lender all of Borrower's right, title and interest in and to the security deposit; provided that Borrower shall have the right to retain said security deposit so long as no Event of Default has occurred under this Instrument or under the Loan Agreement or the other Loan Documents; and provided further that Lender shall have no obligation to the lessee with respect to such security deposit unless and until Lender comes into actual possession and control of said deposit. (e) In the event that Borrower terminates any Lease, or modifies or amends any Lease or any of the terms thereof, Borrower shall have the right, under Section 3.5 of the Loan Agreement, to require the substitution of Real Property Collateral (as defined and set forth in the Loan Agreement). Borrower shall provide Lender with true and accurate copies of any documents terminating, modifying or amending any Leases permitted hereunder. (f) Borrower shall not collect any Rents more than thirty
(30) days in advance of the date on which they become due. (g) Borrower shall not discount any future accruing Rents nor grant any concession in the form of a waiver, release, reduction, discount or other alteration of Rents due or to become due. (h) Without the prior written consent of Lender, Borrower shall not consent to any assignment of any lessee's interest in a Lease, or any subletting thereunder. (i) Borrower shall not execute any further assignment of any of the Leases or Rents or any interest therein or suffer or permit any such assignment to occur by operation of law. (j) Borrower shall faithfully perform and discharge all obligations of the lessor under any Lease, and shall give prompt written notice to Lender of any notice of Borrower's default received from any lessee or any other person and furnish Lender with a complete copy of said notice. Borrower shall appear in and defend, at no cost to Lender, any action or proceeding arising under or in any manner connected with any Lease. If reasonably requested by Lender, Borrower shall enforce each Lease and all remedies available to Borrower against the lessee in the case of an Event of Default under any Lease by the lessee. (k) Borrower shall use its best efforts to deliver to Lender, promptly within thirty (30) days after request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Leases as Lender may reasonably require, including but not limited to attestations that each Lease covered hereby is in full force and effect, that the lessee is in occupancy and paying rent on a current basis with no rental offsets or claims, that no rental has been paid more than thirty (30) days in advance other than as provided for in the Leases, and that there are no actions, whether voluntary or otherwise, pending against the lessee under the bankruptcy laws of the United States or any state thereof.

12. TRANSFERS OF INTEREST IN MORTGAGED PROPERTY. Except as otherwise provided in the Loan Agreement, Borrower shall not make, create or suffer to be made or created any sale, transfer, conveyance, assignment or further encumbrance of the Mortgaged Property, or any part thereof, or any interest therein without Lender's prior written consent, which consent shall not be unreasonably withheld. A sale, transfer, conveyance or assignment means the conveyance by the Borrower of any legal or equitable right, title or interest in the Mortgaged Property or any part thereof, whether such conveyance is voluntary or involuntary, by outright sale, deed, installment sale contract, land contract, lease, lease option contract, pledge or any other method of transferring any interest in real property. Any encumbrance means a lien, mortgage or any other encumbrance subordinate or superior to Lender's mortgage excepting, however, those Liens permitted pursuant to Section 8.1 of the Loan Agreement. Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property. Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby.

13. INSPECTION. Lender, or any person designated by Lender in writing, shall have the right, from time to time hereafter, to call at the Premises (or at any other place where information relating thereto is kept or located) during reasonable business hours and, with reasonable advance notice, to make such inspection and verification of the Premises, and the affairs, finances and business of Borrower in connection with the Premises, as Lender may consider reasonable under the circumstances, and to discuss the same with any officers or directors of Borrower.

14. SECURITY AGREEMENT. This Instrument shall constitute a Security Agreement within the meaning of the UCC (as defined in the Loan Agreement) with respect to so much of the equipment and/or furnishings attached to or used in connection with the premises as are considered or as shall be determined to be personal property or "fixtures" (as defined in the UCC), together with all replacements thereof, substitutions therefor or additions thereto (all included within the term "Fixtures", as set forth hereinabove), and that a security interest shall attach thereto for the benefit of the Lender to secure the indebtedness evidenced by the Note or other obligations secured by this Instrument and all other sums and charges which may become due hereunder or thereunder. The Borrower hereby appoints the Lender as its lawful agent and attorney-in-fact to prepare, execute and file financing and continuation statements with respect to the Fixtures without the signature of the Borrower. If there shall exist a default under this Instrument, the Lender, pursuant to the appropriate provisions of the UCC, shall have the option of proceeding as to both real and personal property in accordance with its rights and remedies in respect to the real property, in which event the default provisions of the UCC shall not apply. The parties agree that, in the event the Lender shall elect to proceed with respect to the Fixtures separately from the real property, unless a greater period shall then be mandated by the UCC, ten (10) days notice of the sale of the Fixtures shall be reasonable notice. The expenses of retaking, holding, preparing for sale, selling and the like incurred by the Lender shall be assessed against the Borrower and shall include, but not be limited to, any legal expenses reasonably incurred by the Lender. The Borrower agrees that it will not remove or permit to be removed from the Premises any of the Fixtures without the prior written consent of the Lender except as hereinabove provided. All replacements, renewals and additions to the Fixtures shall be and become immediately subject to the security interest of this Instrument and the provisions of this Security Agreement. The Borrower warrants and represents that, except for the Liens in Section 8.1 of the Loan Agreement, all Fixtures now are, and that all replacements thereof, substitutions therefor or additions thereto, unless the Lender otherwise consents, will be, free and clear of liens, encumbrances or security interests of others created after the date hereof.

15. BOOKS AND RECORDS. Borrower shall keep and maintain at all times at Borrower's address stated herein, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender. Borrower shall furnish, upon request by Lender, a rent schedule for the Mortgaged Property, certified by Borrower, in form and content acceptable to Lender. The provisions of this Paragraph 15 shall be in addition to any requirements contained in the Loan Agreement.

16. HAZARDOUS SUBSTANCES. (a) Borrower hereby covenants and agrees with Lender that the following terms shall have the following meanings:

                  (1) "Environmental Laws" mean all federal, state and local laws, statutes, ordinances and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives with respect thereto.

                  (2) "Hazardous Substance" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), or any other applicable Environmental Laws.

                  (3) "Indemnitee" means Lender, its participants in the loan evidenced by the Note and all subsequent holders of this Instrument, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors and any subsequent owner of the Mortgaged Property who acquires title thereto from or through Lender.

                  (4) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), and the regulations promulgated thereunder.

         (b) Borrower represents and warrants to Lender that, to its knowledge after due investigation:

                  (1) that Mortgaged Property is not being and has not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws;

                  (2) the Mortgaged Property does not contain any Hazardous Substance in violation of any Environmental Laws;

                  (3) there has been no Release of any Hazardous Substance on, at or from the Mortgaged Property or any Mortgaged Property adjacent to or within the immediate vicinity of the Mortgaged Property and Borrower has not received any form of notice or inquiry with regard to such a Release or the threat of such a Release;

                  (4) no event has occurred with respect to the Mortgaged Property which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Laws;

                  (5) there are no agreements or orders or directives of any federal, state or local governmental agency or authority relating to the Mortgaged Property which require any work, repair, construction, containment, clean up, investigations, studies, removal or other remedial action with respect to the Mortgaged Property; and

                  (6) there are no actions, suits, claims or proceedings, pending or threatened, which seek any remedy that arise out of the condition, ownership, use, operation, sale, transfer or conveyance of the Mortgaged Property and (i) a violation or alleged violation of any applicable Environmental Laws, (ii) the presence of any Hazardous Substance or Release of any Hazardous Substance or the threat of such a Release, or (iii) human exposure to any Hazardous Substance.

         (c) Borrower covenants and agrees with Lender as follows:

                  (1) Borrower shall keep, and shall cause all operators, tenants, sub-tenants, licensees and occupants of the Mortgaged Property to keep, the Mortgaged Property free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Mortgaged Property in accordance with all Environmental Laws.

                  (2) Borrower shall comply with, and shall cause all operators, tenants, sub-tenants, licensees and occupants of the Mortgaged Property to comply with, all Environmental Laws.

                  (3) Borrower shall promptly provide Lender with a copy of all notifications which Borrower gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at or from the Mortgaged Property or any Mortgaged Property adjacent to or within the immediate vicinity of the Mortgaged Property.

                  (4) Borrower shall undertake and complete all investigations, studies, sampling and testing for Hazardous Substances required by Lender and, in accordance with all Environmental Laws, all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Mortgaged Property in violation of any Environmental Laws.

                  (5) Lender shall have the right, but not the obligation, to cure any violation by Borrower of the Environmental Laws and Lender's cost and expense to so cure shall be secured by this Instrument.

         (d) (1) Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use, operation, sale, transfer or conveyance of the Mortgaged Property and (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Laws, or (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Borrower herein (collectively, the "Indemnified Matters").

                  (2) The liability of Borrower to Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) the repayment of all sums and the satisfaction of all obligations of Borrower under the Note, this Instrument or other Loan Documents, (ii) the foreclosure of this Instrument or the acceptance of a deed in lieu thereof, (iii) any amendment or modification of the Note, this Instrument or other Loan Documents by or for the benefit of Borrower or any subsequent owner of the Mortgaged Property, (iv) any extensions of time for payment or performance required by the Note, this Instrument or other Loan Documents, (v) the release or discharge of this Instrument or of Borrower, any guarantor of the loan evidenced by the Note or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Note, this Instrument or other Loan Documents whether by Lender, by operation of law or otherwise, (vi) the invalidity or unenforceability of any of the terms or provisions of the Note, this Instrument or other Loan Documents, (vii) any exculpatory provision contained in the Note, this Instrument or other Loan Documents limiting Lender recourse to Mortgaged Property encumbered by this Instrument or to any other security or limiting Lender rights to a deficiency judgment against Borrower, (viii) any applicable statute of limitations, (ix) the sale or assignment of the Note or this Instrument, (x) the sale, transfer or conveyance of all or part of the Mortgaged Property, (xi) the dissolution or liquidation of Borrower, (xii) the death or legal incapacity of Borrower, (xiii) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (xiv) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Borrower under the Note or this Instrument.

                  (3) The foregoing indemnity shall be in addition to any and all other obligations and liabilities Borrower may have to Lender at common law and under the Loan Agreement. In the event of a conflict between the provisions of this Paragraph 15 and the Loan Agreement, the provisions of either the Loan Agreement or this Paragraph 15 shall control, at Lender's option.

         (e) Lender shall have the right to perform or to require Borrower to perform an environmental audit and/or an environmental risk assessment of the Real Property waste management practices and/or waste disposal sites used by Borrower, provided that such environmental audits and/or environmental risk assessments are not required more frequently than once annually and Lender has reasonable cause to believe that the Real Property is contaminated.

The environmental audit shall: (1) investigate any environmental hazards or conditions for which Borrower may be liable with regard to (i) the Real Property, (ii) waste management practices and/or (iii) waste site disposal sites used by Borrower; and, (2) determine whether the Borrower's operations on the Real Property comply in all respects deemed material by Lender with all applicable environmental, health and safety statutes and regulations. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Lender and Borrower, and the audit and/or risk assessment must be satisfactory to Lender and Borrower. All costs and expenses incurred by Lender in the performance of any environmental audit and/or risk assessment shall be secured by this Instrument and shall be payable by Borrower upon demand or charged to Borrowers' loan balance at the discretion of Lender.

         (f) To the extent that the provisions of this Section 16, other than the indemnification provisions of Subsection (d), would require Borrower to take any action with respect to the Mortgaged Property, in lieu of taking such action, Borrower may elect to substitute the Mortgaged Property pursuant to
Section 3.5 of the Loan Agreement.

17. REMEDIES. (a) If any Event of Default shall have occurred and be continuing, then to the extent permitted by applicable law, and in addition to any rights or remedies provided in the Loan Agreement, the following provisions shall apply:

(i) All Obligations shall, at the option of Lender, become immediately due and payable without presentment, demand or further notice.

(ii) It shall be lawful for Lender to: (i) immediately sell the Mortgaged Property either in whole or in separate parcels, as prescribed by State law, under power of sale, which power is hereby granted to Lender to the full extent permitted by State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law; or, (ii) immediately foreclose this Instrument by legal proceedings. The court in which any proceeding is pending for the purpose of foreclosure of this Instrument may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loan evidenced by the Loan Agreement and the other financial accommodations to the Loan Agreement and the other financial accommodations to Borrower have been made) for the benefit of Lender, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption. The receiver, out of such Rents, when collected, may pay costs incurred in the management and operation of the Real Property, prior and coordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property or the Personal Property, and may, to the extent permitted by law, pay all or any part of the Obligations then due and payable, or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings.



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

(iii) It is agreed that the then owner of the Mortgaged Property, if said owner is the occupant of the Mortgaged Property or any part thereof, shall immediately surrender possession of the Mortgaged Property so occupied to the Lender, and if such occupant is permitted to remain in possession, the possession shall be as tenant of the Lender and such occupant shall, on demand, pay monthly in advance to the Lender a reasonable rental for the space so occupied and in default thereof, such occupant may be dispossessed by the usual summary proceedings. In case of foreclosure and the appointment of a receiver of Rents, the covenants herein contained may be enforced by such receiver.

(iv) Lender shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Mortgaged Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the rents, issues and profits thereof and to manage and control the same, and to sublease the same or any part thereof, from time to time, and, after deducting all actual and reasonable attorneys' and paralegals' fees and expenses, and all expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, apply the remaining net income upon the Obligations or other sums secured hereby or upon any deficiency decree entered in any foreclosure proceedings as set forth in the Loan Agreement.

         (b) In any foreclosure of this Instrument by action, or any sale of the Mortgaged Property under power of sale granted herein, there shall be allowed (and included in the decree for sale in the event of a foreclosure by action), to be paid out of the rents or the proceeds of such foreclosure proceeding or sale:

(i) all of the Obligations and other sums secured hereby which then remain unpaid;

(ii) all other items advanced or paid by Lender pursuant to this Instrument, with interest thereon to the extent legally enforceable at the Post-Default Rate (as defined in the Loan Agreement) from the date of advancement; and

(iii) all court costs, attorneys' and paralegals' fees and expenses, appraiser's fees, advertising costs, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Lender may deem necessary. All such expenses shall become additional Obligations secured hereby and immediately due and payable, with interest thereon to the extent legally enforceable at the Post-Default Rate, when paid or incurred by Lender in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Lender shall be a party, either as plaintiff, claimant or defendant, by reason of this Instrument or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale under power of sale. The proceeds of any sale (whether through a foreclosure proceeding or Lender's exercise of the power of sale) shall be distributed and applied to the items described in (i), (ii), and (iii) of this Paragraph 17(b), as provided in the Loan Agreement, and any surplus of the proceeds of such sale shall be paid to Borrower or such other parties as may be entitled to receive the same.

18. SALE OF PARCELS. To the extent permitted by law, if more than one property, lot or parcel is covered by this Instrument, and if this Instrument is foreclosed upon, or judgment is entered upon any Obligations, or if Lender exercises its power of sale, execution may be made upon or Lender may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Lender's election.

19. WAIVER OF REDEMPTION RIGHTS. Borrower represents that it has been authorized to, and Borrower does hereby, waive (to the full extent permitted under state law) any and all statutory or equitable rights of redemption from sale by advertisement or sale under any order or decree of foreclosure of this Instrument on behalf of Borrower and each and every person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. Borrower agrees, to the full extent permitted by law, that in case of an Event of Default, neither Borrower nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat, and Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Lender or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

20. PROTECTION OF LENDER'S SECURITY. (a) If Borrower fails to perform the covenants and agreements contained in this Instrument or if any action or proceeding is commenced which affects the Mortgaged Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then, at Lender's option, Lender may make such appearances, disburse such sums and take such actions as Lender deems necessary, in its sole discretion, to protect Lender's interest herein, including, but not limited to, (1) disbursement of attorney fees, (2) entry upon the Mortgaged Property to make repairs, and (3) procurement of satisfactory insurance.

         (b) Any amounts disbursed by Lender pursuant to this Paragraph 20, together with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement to the extent legally enforceable at a



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

rate equal to the Post-Default Rate set forth in the Loan Agreement. Nothing contained in this Paragraph 20 shall require Lender to incur any expense or take any action hereunder.

21. MODIFICATION OR EXTENSION NOT A RELEASE. From time to time, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower, Borrower's successor or assigns, or of any guarantors, without liability on Lender's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of the indebtedness evidenced by the Note or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, agree with Borrower, in writing, to modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plan of the Mortgaged Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note. Any actions taken by Lender pursuant to the terms of this Paragraph 21 shall not affect the obligation of Borrower, or Borrower's successors or assigns, to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of the lien hereof on the Mortgaged Property.

22. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.

23. REMEDIES CUMULATIVE. Lender shall have any additional remedies provided in the Loan Agreement. Each remedy or right of Lender shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or in different nature. To the extent permitted by law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Lender.

24. ESTOPPEL CERTIFICATE. Borrower shall, within ten (10) days of written request from Lender, furnish Lender with a written statement, duly acknowledged, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of Borrower under the Note and this Instrument.

25. NOTICE. All notices and demands hereunder shall be made in writing and in the manner, and to the addresses, provided for in Section 10.8 of the Loan Agreement, and shall be deemed delivered in accordance with Section 10.8 of the Loan Agreement.



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

26. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 12 hereof. This Instrument, and any instrument or documents made in connection herewith, may be assigned by the Lender without notice to or the consent of Borrower or any other party. All covenants and agreements of Borrower shall be joint and several. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

27. CAPTIONS. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

28. GOVERNING LAW. This Instrument shall be construed under and governed by the laws of the state wherein the Mortgaged Property is situated.

29. SEVERABILITY. Wherever possible, each provision of this Instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Instrument shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Instrument.

30. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

31. COMPLIANCE WITH SECTION 1445 OF INTERNAL REVENUE CODE. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Lender that the withholding of tax will not be required in the event of any disposition of the Mortgaged Property pursuant to the terms of this Instrument, Borrower hereby certifies, under penalty of perjury, that:

(a) Borrower is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder; and

(b) Borrower's principal place of business is as set forth at the beginning of this Instrument.

32. CHANGE IN LAW. In the event of the enactment after the date hereof and prior to foreclosure of any law, rule or regulation of any governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Instrument, the Obligations, Lender or the holders of the Obligations, then, and in such event, Borrower shall, on demand, pay to Lender or such holder or reimburse Lender or such holder for payment of, all taxes, assessments, charges or liens for which Lender or such holder is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Lender may, at its option, declare the Obligations immediately due and payable or require Borrower to pay or reimburse Lender for payment of the lawful and non-usurious portion thereof.

33. DOCUMENT STAMPS. Borrower agrees that, if the United States Government or any department, agency or bureau thereof or any state or any of its subdivisions shall at any time require documentary stamps to be affixed to the Instrument, Borrower will, upon request, pay for such stamps in the required amount and deliver them to Lender, and Borrower agrees to indemnify Lender against liability on account of such documentary stamps, whether such liability arises before or after payment of the Obligations and regardless of whether this Instrument shall have been released.

34. FURTHER ASSURANCES. Borrower agrees that, upon request of Lender from time to time, it will execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Instrument. In the event that Borrower shall fail to do any of the foregoing, Lender may, in its sole discretion, do so in the name of Borrower, and Borrower hereby appoints Lender as its attorney-in-fact to do any of the foregoing.

35. NO MERGER. In the event of a foreclosure of this Instrument, the Obligations then due the Lender shall not be merged into any decree of foreclosure entered by the court, and Lender may



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

concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations.

36. PRECEDENCE OF DOCUMENTS. Except as otherwise specifically set forth herein, in the event of a conflict or inconsistency between this Instrument and the provisions of either the Loan Agreement, the provisions of the Loan Agreement shall govern. Except as otherwise provided herein, any terms defined in the Loan Agreement shall have the same meaning herein.

37. MODIFICATION AND AMENDMENT. Neither this Instrument nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Borrower and Lender relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

38. JURISDICTION, VENUE AND WAIVER OF TRIAL BY JURY. The Borrower hereby waives any and every right to interpose any counterclaim in any action or proceeding on or related to this Instrument. The Borrower hereby submits to the jurisdiction of the courts of the state wherein the Real Property is located and agrees with the Lender that personal jurisdiction over the Borrower shall rest with such courts for purposes of any action on or related to this Instrument or the enforcement of same. The Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by postpaid certified mail directed to the Borrower at the Borrower's address set forth at the address recited in the preamble hereto or at such other address as may be designated in writing by the Borrower to the Lender, and that upon mailing of such process such service be effective with the same effect as though personally served. The Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Instrument or the enforcement of same.

39. WAIVER OF MARSHALING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Mortgaged Property and who has actual or constructive notice hereof, hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

PROVIDED, however, that these presents are upon the condition that if the Borrower shall well and truly pay to Lender, its successors and assigns, the total of the indebtedness secured hereby, and shall fully keep and perform all of the conditions, covenants and agreements to be kept and performed by Borrower under this Instrument, then this Instrument shall be void and upon demand therefor following such payment, a satisfaction or release of mortgage shall be provided by Lender to



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

Borrower or such other party as may be required by law.

IN WITNESS WHEREOF, the said Borrower hereunto duly authorized, has caused this Instrument to be executed.

Signed and acknowledged in the              OMEGA HEALTHCARE INVESTORS, INC.
presence of the following:


---------------------------------   --------------------------------------------
Printed:                            David A. Stover, Vice President and Chief
         ------------------------    Financial Officer

---------------------------------
Printed:
         ------------------------
STATE OF OHIO                       )
                                    ) ss.:
COUNTY OF HAMILTON                  )

On the 31st day of March, 1999, before me personally came David A. Stover, to me known, who being by me duly sworn, did depose and say that he is the duly authorized Vice President and Chief Financial Officer of OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, described in and which executed the foregoing instrument; and that the foregoing instrument was signed on behalf of said corporation, and said David A. Stover acknowledged the execution of said instrument to be his free act and deed and the free act and deed of the corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal as of the day and year first above written.

                                    --------------------------------------------

                                    Notary Public



This instrument was prepared by, and following recording should be returned to:
Andrew J. Hogan, Esq., Kohnen & Patton LLP, 1400 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202 (513) 381-0656

                                                                       EXHIBIT C

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Security Agreement") entered into this 31st day of March, 1999, by and between OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, having its principal office at 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108 ("Borrower"), and THE PROVIDENT BANK, an Ohio banking corporation, having its principal office at One East Fourth Street, Cincinnati, Ohio 45202 ("Bank").

         1.       Granting Clause.

         To secure the Obligations (as defined in Section 2 hereof), Borrower hereby grants to Bank, to the extent of Borrower's right, title and interest, if any, in the following, a security interest in all of the following located on, generated by, arising from, or used in connection with, the Real Property Collateral listed in Exhibit "A" hereto, as the same may be amended from time to time (the "Premises"): Borrower's Accounts, Inventory, Equipment, General Intangibles, fixtures, leases, money, goods, motor vehicles, leasehold improvements, Documents, Instruments, Chattel Paper, Intellectual Property, inventory subject to leases and rights under lease agreements for the leasing of inventory, money, deposit accounts, securities, funds, rights to draw on letters of credit, permits, licenses and the cash or noncash produces and Proceeds (including insurance or other rights to receive payment with respect thereto) of any of the foregoing and all accessions and additions to and replacements and substitutions for the foregoing, and all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records of Borrower and each Subsidiary) (whether or not stored in written or electronic form) pertaining to any of the foregoing (such property is hereinafter referred to as the "Collateral"). Capitalized terms used but not defined herein shall have the meanings assigned to them in that certain Loan Agreement (as hereinafter defined).

         2.       Obligations Secured Hereby.

         Borrower and Bank have entered into a certain Loan Agreement dated March 31, 1999 (as such agreement may be amended, modified or supplemented from time to time, the "Loan Agreement"), providing for extensions of credit to be made by Bank to Borrower, in accordance with the terms and conditions of the Loan Agreement, on a revolving credit basis in the aggregate maximum principal amount of Fifty Million Dollars and 00/100 Dollars ($50,000,000.00) (the "Loan"). To induce Bank to enter into the Loan Agreement and to extend the credit thereunder, Borrower hereby grants a security interest in the Collateral to Bank to secure the full and timely payment and performance of the Obligations, as defined in the Loan Agreement, including, but not limited to, the full and timely payment of all sums due under the Note.

         3.       Borrower's Representations, Warranties and Covenants.

                  (a) Collateral. Borrower hereby represents and warrants that
(i) except for the security interest granted hereby and the Liens permitted under Section 8.1 of the Loan Agreement, Borrower is, or to the extent that this Security Agreement provides that the Collateral is to be acquired after the date hereof will be, the owner of the Collateral free and clear of all liens, pledges, security interests or other encumbrances of any nature whatsoever; and
(ii) upon execution of this Security Agreement and recording of applicable financing statements, the security interest granted hereby will otherwise be the only security interest in the Collateral.

                  (b) Enforceability. Borrower represents and warrants that the execution and performance of this Security Agreement has been duly authorized by all appropriate action of Borrower and this Security Agreement has been duly executed by Borrower, delivered to Bank and constitutes the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy laws. Neither the execution or delivery by Borrower of this Security Agreement nor the consummation by Borrower of the transactions contemplated hereby nor compliance by Borrower with the provisions hereof, conflicts with or results in a breach of any of the provisions of the organizational documents of Borrower or of the provisions of any other agreement, instrument or understanding to which it is a party or by which it or any of its assets or properties are bound.

                  (c) Protection of Collateral. (i) Except for Permitted Liens or as otherwise provided herein, Borrower will keep the Collateral free from any lien, security interest or other encumbrance adverse to the security interest granted hereby and in good order and repair (ordinary wear and tear excepted) and will not waste or destroy the Collateral or any part thereof; (ii) Borrower will not use the Collateral in violation of any statute, ordinance or regulation; (iii) Bank may examine and inspect the Collateral at any reasonable time, wherever located; (iv) Borrower will at any time and from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments and will take such other action, as Bank reasonably requests and reasonably deems necessary or advisable to (a) grant Bank a security interest in all or any portion of the Collateral, (b) maintain or preserve the lien of this Security Agreement to carry out more effectively the purpose hereof, (c) perfect, publish notice of or protect the validity of or of any grant made or to be made by this Security Agreement, (d) enforce this Security Agreement, or (e) preserve and defend the Collateral and the rights of Bank therein against the claims and demands of all persons and entities claiming the same or any interest therein.

                  (d) Performance of Obligations. Borrower will punctually perform and observe or cause to be punctually performed and observed all of the Obligations.

                  (e) Maintenance and Inspection of Records. Borrower will maintain accurate and complete records in respect of the Collateral and shall at all reasonable times allow Bank by any officer, employee or agent to examine, audit or inspect (including making extracts from) such records and to arrange for verification of the Collateral. Borrower also agrees to furnish such information or reports relating to the Collateral as Bank may from time to time reasonably request.



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

                  (f)      Insurance and Taxes.

                           (i) Insurance of Collateral. Borrower agrees to
maintain, or shall require its Operator for such Premises to maintain, insurance at all times with respect to the Collateral in accordance with the lease between Borrower and its Operator such Premises and the Mortgage in favor of Bank on the Premises.

                           (ii) Payment of Taxes and Assessments. Borrower
agrees to promptly pay, or cause its Operator for such Premises to promptly pay, when due all taxes and assessments imposed on or with respect to all the Collateral. If such taxes and assessments are not paid when due, Bank may do so for Borrower's account and all expenditures so paid by Bank will be payable upon Bank's demand and until paid by Borrower will accrue interest at the Post-Default Rate. Notwithstanding the foregoing, Borrower shall be permitted to contest the amount or the validity, in whole or in part, of any tax or tax claim.

                  (g) Location of Collateral. Borrower covenants that the Collateral will be kept at all times on or in the Premises and that the Collateral will not be removed, in whole or in part, from such Premises without the prior written consent of Bank; provided, however, Bank agrees that Borrower may, at any time and from time to time, (i) substitute or replace the Collateral ("Substituted or Replaced Collateral") with Collateral of equal or greater value and that Borrower may, in connection with each such substitution or replacement, remove the Substituted or Replaced Collateral from such Premises, and (ii) dispose of or replace Collateral in the same manner that Borrower is permitted under the Loan Agreement.

                  (h) Survival of Representations and Warranties. All representations and warranties made by Borrower in this Security Agreement shall survive the execution and delivery of this instrument until such time as the Note and all other Obligations shall have been paid or otherwise satisfied in full.

         4. Borrower's Rights with Respect to Collateral.

         Unless and until the occurrence of an Event of Default which has not otherwise been waived in writing, Borrower shall have the right to utilize the Collateral in the ordinary course of its business and to substitute, replace, transfer, sell or dispose of the Collateral in accord with Section 3(g) hereof, but shall not have the right to otherwise sell, lease or dispose of or transfer the Collateral or any interest therein other than in connection with the Disposition of the Premises in accordance with Section 8.4; provided, however, so long as an Event of Default shall not have occurred and be continuing, any portion of the Collateral which constitutes Inventory or Accounts may be sold or transferred in the ordinary course of business.

         5.       Events of Default and Remedies.

                  (a) Rights and Remedies upon an Event of Default. If any Event of Default under the Loan Agreement shall have occurred and has not otherwise been waived in writing, Bank may proceed to protect and enforce its rights under this Security Agreement by suit in equity, action at law or any other appropriate proceeding and Bank shall have, without limitation, all of the rights and remedies provided by applicable law, including, without limitation, the rights and remedies of a secured party under the UCC of the state governing disposition of the Collateral. Borrower shall be liable for any deficiency remaining after the collection of the Collateral and application of the proceeds to the Obligations to the fullest extent permitted by applicable law.

                  (b) Power of Attorney with Respect to the Collateral. Provided an Event of Default has occurred and has not been waived in writing, Bank shall have the right with respect to the payment of the Obligations, whether as scheduled, by acceleration, or otherwise, to notify any account debtor of its security interest in the Accounts and to require payments to be made directly to Bank at such address or in such manner as Bank may deem appropriate. Upon request of Bank upon the occurrence of an Event of Default which has not been waived in writing, Borrower will so notify the account debtors and will indicate on all billings to the account debtors that the Accounts are payable to Bank. To facilitate direct collection, Borrower hereby appoints Bank and any officer or employee of Bank, as the agent to, provided an Event of Default has occurred and has not otherwise been waived in writing, (i) receive, open and dispose of all mail addressed to Borrower and take therefrom any payments on or proceeds of the Collateral, in which Borrower shall cooperate, to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to Borrower to such address as Bank shall designate,
(ii) endorse the name of Borrower in favor of Bank upon any and all checks, drafts, money orders, notes, acceptances or other evidences or payment or Collateral that may come into Bank's possession, (iii) sign and endorse the name of Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Borrower, to drafts against account debtors, to assignments of Accounts and to notices to account debtors, and (iv) do all acts and things necessary to carry out this Security Agreement, including signing the name of Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the UCC. Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither Bank nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied.

                  Bank shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instrument received in payment thereof or for any damage resulting therefrom except for such acts or omissions resulting from Bank's gross negligence or willful misconduct. Upon the occurrence of an Event of Default which has not been waived in writing, Bank may, without notice to or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, Instruments or insurance applicable thereto and/or release the obligor thereon. If an Event of Default has occurred and has not been waived in writing, Bank is authorized to accept the return of the goods represented by any of the Accounts without notice to or consent by Borrower, or without discharging or any way affecting the Obligations hereunder.

                  Bank shall not be liable for or prejudiced by any loss, depreciation or other damage to Accounts or other Collateral unless caused by Bank's gross negligence or willful misconduct, and Bank shall have no duty to take any action to preserve or collect any Account or other Collateral.

                  (c) Distribution of Collateral. Upon enforcement of this Security Agreement following the occurrence of an Event of Default, the proceeds of the Collateral shall be applied as provided in the Loan Agreement.

                  (d) Costs and Expenses. Borrower absolutely and unconditionally agrees to pay to Bank, upon demand by Bank, all reasonable out-of-pocket costs and expenses which shall be reasonably incurred or sustained by Bank or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement (whether or not suit is instituted) of any of its rights, remedies, powers or privileges under this Security Agreement or any of the Loan Documents or in, to or under all or any part of the Collateral or in connection with any litigation, proceeding or dispute in any respect related to this Security Agreement or any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for Bank, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of Bank, and the reasonable fees of agents, consultants and experts not in the full-time employ of Bank for services rendered on behalf of Bank), except any of the foregoing resulting from the gross negligence or wilful misconduct of Bank.

                  (e) Right of Set-Off. Borrower hereby confirms to Bank the continuing and immediate right of set-off of Bank with respect to all deposits, balances and other sums credited by or due from Bank or any of the offices or branches of Bank to Borrower, which right is in addition to any other rights which Bank may have under applicable law. Regardless of the adequacy of any Collateral, if any principal, interest or other sum payable by Borrower to Bank under the Note or any of the Loan Documents is not paid to Bank punctually when the same shall first become due and payable (after giving effect to any applicable grace period), or if any Event of Default shall at any time occur and not be waived in writing, any deposits, balances or other sums credited by or due from Bank or any of the offices or branches of Bank to Borrower may, without any prior notice of any kind to Borrower (all of which are hereby expressly and irrevocably waived by Borrower to the extent permitted by law), be immediately set off, appropriated and applied by Bank toward the payment and satisfaction of the Obligations (but not to any other obligations of such Borrower to Bank until all of the Obligations have been paid in full) in such order and manner as Bank (in its sole and complete discretion) may determine.

         6.       No Waiver; Cumulative Remedies.

         Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Bank would otherwise have had on any future occasion. No failure to exercise or any delay in exercising on the part of Bank any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

         7.       Severability of Provisions.

         The provisions of this Security Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision, or part thereof and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Security Agreement in any jurisdiction.

         8.       Amendments; Choice of Law; Binding Effect.

         (a) None of the terms or provisions of this Security Agreement may be altered, modified or amended except by an instrument in writing, duly executed by each of the parties hereto.

         (b) This Security Agreement shall be governed by and be construed and interpreted in accordance with the laws of the State of Ohio.

         (c) This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9.       Notices.

         All notices and demands hereunder shall be made in writing and in the manner, and to the addresses, provided for in Section 10.8 of the Loan Agreement, and shall be deemed delivered in accordance with Section 10.8 of the Loan Agreement.

         10.      Headings.

         The descriptive headings herein used are for convenience only and shall not be deemed to limit or otherwise effect the construction of any provisions hereof.


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


         11.      Counterpart Execution.

         This Security Agreement may be executed in several counterparts each of which together shall constitute one and the same agreement.

         12.      Defeasance Clause.

         If Borrower shall pay or cause to be paid the Note secured by this Security Agreement and perform or cause to be performed the other Obligations, or if any Premises is actually removed from serving as Real Property Collateral in accordance with the provisions of the Loan Agreement (other than Subsection 3.5(d)), then the security interest in the Collateral granted hereby shall be void and terminated and Bank agrees to promptly execute such documents and do such acts as are necessary to release and terminate such liens.

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered by their respective officers hereunto duly authorized, at Cincinnati, Ohio on the day and year first above written.

THE PROVIDENT BANK                          OMEGA HEALTHCARE INVESTORS, INC.


By:
    ------------------------------  --------------------------------------------
                                    David A. Stover, Vice President and Chief
                                        Financial Officer
Its:
     -----------------------------
Printed:
         -------------------------


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

                                                                       EXHIBIT D
                                    GUARANTY

         THIS GUARANTY (this "Guaranty"), made by DELTA INVESTORS II, LLC, a Maryland limited liability company ("Guarantor"), to and for the benefit of THE PROVIDENT BANK, an Ohio banking corporation ("Bank"), is as follows:

                                   WITNESSETH

         WHEREAS, Omega Healthcare Investors, Inc. ("Borrower"), Bank and Guarantor have entered into a Loan Agreement dated March 31, 1999 (the "Loan Agreement", which term includes any amendment, modification, extension, renewal, replacement or supplementation thereof), providing for the making of a Loan;

         WHEREAS, Guarantor is a direct, wholly-owned Subsidiary of Borrower;

         WHEREAS, it is a condition precedent to the making of the Loan under the Loan Agreement that Guarantor execute and deliver a Guaranty containing the terms hereof; and

         WHEREAS, Guarantor will obtain benefits as a result of the Loan made to Borrower under the Loan Agreement, and accordingly, Guarantor desires to execute and deliver this Guaranty to satisfy the condition described in the preceding paragraph;

         NOW THEREFORE, Guarantor hereby makes the following representations and warranties to, and hereby covenants and agrees with, Bank as follows:

         1. Guaranty. For value received and in consideration of the Loan and Borrower's other Obligations under the Loan Documents, Guarantor, jointly and severally with any other party serving as a "Guarantor" under the Loan Agreement (an "Other Guarantor"), unconditionally guarantees to Bank the full and prompt payment when due of the principal of, all interest on, and all fees and charges in respect of, the Loan and the full and prompt payment of any and all other Obligations which are outstanding from time to time under the Loan Documents (all of the foregoing described indebtedness, liabilities and obligations which are outstanding from time to time being hereinafter referred to as the "Guaranteed Obligations"), whether all or any portion of the Guaranteed Obligations are now or hereafter existing, direct or indirect, related or unrelated, or absolute or contingent and whenever all or any portion of the Guaranteed Obligations are due under the terms of the Loan Agreement, including, without limitation, on the occurrence of an Event of Default, by reason of the demand for payment, the maturity or acceleration of the Loan, or otherwise, and at all times after the date when due. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

         2.       Nature Of The Guaranty.

                  2.1 Absolute Obligations. The obligation of Guarantor under this Guaranty is absolute, unconditional, and will be continuing and remain in full force and effect subject to Section 2.3 below. This is a continuing guaranty of payment and not of collection. Guarantor's obligations



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

under this Guaranty will not be released, discharged, affected, modified or impaired by any event, including, without limitation, any of the following events:

(i) the compromise, settlement, release, discharge or termination of any or all of the obligations of Borrower to Bank or any Lender by operation of law or otherwise, except as may result from the full and prompt performance and payment of the Guaranteed Obligations;

(ii) the extension of the time for payment of any obligation under the Loan Agreement, any of the other Loan Documents, any guaranty of any Other Guarantor, or any Mortgage or Security Agreement made by Guarantor or the Other Guarantor in favor of Bank (a "Guarantor Security Agreement"), or the waiver, modification or amendment (whether material or otherwise) of any obligation under the Loan Agreement or any of the other Loan Documents or the acceptance of partial payments of the Guaranteed Obligations;

(iii) the taking or failure to take any action under the Loan Agreement, any of the other Loan Documents, any Guarantor Security Agreement, this Guaranty or the guaranty of any Other Guarantor;

(iv) the invalidity or unenforceability of any provision of the Loan Agreement, any of the other Loan Documents, any Guarantor Security Agreement, this Guaranty or the guaranty of any Other Guarantor;

(v) any (a) failure by Bank to take any steps to perfect, maintain, or enforce its Liens on the Collateral (b) loss, release, substitution of, or other dealing with, any collateral or other security given by Guarantor or any Other Guarantor with respect to the Guaranteed Obligations;

(vi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of, the marshaling of assets and liabilities of, or receivership, insolvency, bankruptcy, assignment, composition with creditors or readjustment of, or other similar proceedings affecting the Borrower, the Guarantor or any Other Guarantor;

(vii) any allegation of invalidity or contest of the validity of this Guaranty or the guaranty of any Other Guarantor in any of the proceedings described in clause (vi) above of this Section 2.1;

(viii) any act, election or remedy, or other election, occurrence or circumstance of any nature, whether or not under Bank's control, that may affect or impair any subrogation right of Guarantor or any Other Guarantor or the effectiveness or value thereof;

(ix) the default or failure of Guarantor to perform fully any of its obligations set forth in this Guaranty;




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

(x) Bank's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1 111 (b)(2) of the Bankruptcy Code;

(xi) any borrowing or grant of a security interest by Borrower, as debtor in-possession, under Section 364 of the Bankruptcy Code;

(xii) the disallowance of all or any portion of Bank's claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code; or

(xiii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  2.2 Secured, Non-Recourse Guaranty. As security for payment by Guarantor hereunder, Guarantor hereby grants Bank a security interest in the Collateral (as defined in a certain Security Agreement of even date herewith executed by and between Guarantor and Bank) together with certain Real Property Collateral pursuant to those Mortgages identified in Exhibit "A" attached hereto (collectively referred to herein as the "Guaranty Collateral"). Bank shall not be bound to take any steps necessary to preserve any rights in the Guaranty Collateral against prior parties. If any Obligations hereunder are not paid when due, Bank shall have recourse only against the Guaranty Collateral, and may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Guaranty Collateral, but (i) neither Guarantor nor its representatives, successors or assigns shall be personally liable on the Obligations due under the Note nor for any deficiency between such amount and the amounts obtained by Bank with respect to the Guaranty Collateral, and Bank shall look solely to the security of the Guaranty Collateral.

                  2.3 Revival of Guaranty. If (i) any demand is made at any time on Bank for the repayment of any amount received by Bank in payment of any of the Guaranteed Obligations, and (ii) Bank makes any repayment by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of such demand, Guarantor will be liable under this Guaranty for all amounts so repaid to the same extent as if such amounts had never been received originally by Bank.

                  2.4 Waivers By Guarantor. Guarantor hereby covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in this Guaranty. Guarantor hereby waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of, and reliance on this Guaranty. Guarantor further waives all (i) notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, (ii) notices that the principal amount, or any portion thereof (and any interest thereon), of the Loans or any of any other Guaranteed Obligations is due, (iii) notices of any and all proceedings to collect from Borrower, any indorser or the Other Guarantor of all or any part of the Guaranteed Obligations or from anyone else, and (iv), to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Bank to secure payment of all or any part of the Guaranteed Obligations.

                  2.5 Application of Proceeds by Bank. Bank will have the exclusive right to determine the application of sums received in respect to this Guaranty and payments from, and credits to, if any, the Other Guarantor, Borrower or from any other Person (as defined in the Loan Agreement) on account of the Guaranteed Obligations in such order and method of application as may be elected by Bank in its sole discretion.

                  2.6 Responsibility of Guarantor. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, the Other Guarantors, and any and all endorsers and other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing on the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal. Bank has no duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances.

         3. Representations and Warranties. To induce Bank to extend the Guaranteed Obligations, and for other good and valuable consideration, Guarantor hereby represents and warrants that: (i) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms; (ii) the execution, delivery, and performance of this Guaranty does not and will not
(a) violate or contravene (1) any authority having the force of law, (2) any provision of Guarantor's organizational documents, or (3) any agreement, commitment arrangement or instrument to which, as of any date, Guarantor is a party or by which Guarantor or any of its properties is bound (including any note, indenture, loan agreement, mortgage, lease or deed), the performance or non-performance of which could have a Material Adverse Effect, (b) result in the creation or imposition of any Lien on any of the properties of Guarantor, or (c) require the consent or approval of any Person; and (iii) there is no action or proceeding pending before any court or governmental instrumentality or agency which materially adversely affects the condition (financial or otherwise) of Guarantor or any of its properties.

         4.       Default; Contributions Rights; Subordination.

                  4.1 Payment of Guaranteed Obligations. At any time after all or any portion of the Guaranteed Obligations are due and payable, whether on maturity, on the demand for payment, after the acceleration of the Obligations on the occurrence of an Event of Default, or otherwise, or any time after the occurrence of any default under this Guaranty, (i) Bank will have the right to proceed directly against the Guaranty Collateral under this Guaranty without first exhausting any other remedy it may have and without resorting to any security or other guaranty held by it and will have the right to sell, collect, or otherwise dispose thereof and to apply the proceeds of any collateral or other security given to Bank with respect to the Guaranteed Obligations, and
(ii) Bank will have the right to exercise all of Bank's other powers, rights and remedies under this Guaranty, the Guarantor Security Agreement, the Loan Documents and under applicable law.

                  4.2 Subrogation and Contribution. So long as this Guaranty remains in effect, Guarantor agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever with respect to the debts, liabilities and obligations of Borrower covered by the Loan Documents or this Guaranty, or to any monies due and unpaid thereon or any collateral security for the same.

                  4.3 Subordination. Until the Guaranteed Obligations have been fully paid, performed and satisfied, (i) any and all claims of Guarantor against Borrower, any indorser or any Other Guarantor of all or any part of the Guaranteed Obligations, or against any of Borrower's (or the Other Guarantor's) properties are, by the execution of this Guaranty by Guarantor, made subordinate and subject in right of payment to the prior payment to Bank in full of all Obligations; and (ii) Guarantor may not exercise any right to enforce any remedy which Guarantor now has or may in the future have against Borrower, any indorser or any Other Guarantor of all or any part of the Guaranteed Obligations.

         5.       General.

                  5.1 Cumulative Remedies. No waiver of any default under this Guaranty will operate as a waiver of any other default or of the same default on a future occasion. No failure or delay on the part of Bank in the exercise of any power, remedy or right will operate as a waiver thereof nor will any single or partial exercise of any power, remedy or right or the exercise of any other power, remedy or right operate as a waiver thereof. Bank may assert any of its powers, rights or remedies successively, concurrently, independently or cumulatively. The remedies of Bank provided for in this Guaranty are not intended to be Bank's sole remedies.

                  5.2 No Implied Waiver; Amendments. A waiver, amendment, release or modification of this Guaranty will not be established by conduct, custom or course of dealing and will occur solely by an instrument in writing, signed by Bank.

                  5.3 Entire Agreement. This Guaranty and the Guarantor Security Agreement set forth the entire agreement between the parties with respect to the subject matter of this Guaranty, and supersedes all prior written and oral agreements and understandings.

                  5.4 Counterparts; Construction. This Guaranty may be executed in several counterparts, each of which will be regarded as an original instrument but together constitute one and the same instrument. The captions in this Guaranty are for reference purposes only and will not relate to the interpretation of any provision of this Guaranty. Any and all references in this Guaranty to any other document or documents will be references to the other document or documents as they may, from time to time, be modified, amended, renewed, consolidated, extended or replaced.

                  5.5 Separate Instrument. This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of Guarantor under this Guaranty will, under any circumstance or in any legal proceeding, be deemed to have merged into any other agreement or obligation of Guarantor.

                  5.6 Severability. If any term of this Guaranty is found invalid under Ohio law (or laws of mandatory application) by a court with jurisdiction, the invalid term will be considered excluded from this Guaranty and will not invalidate the remaining terms of this Guaranty.

                  5.7 Ohio Law. This Guaranty will be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

                  5.8 CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ACCEPT THIS GUARANTY AND FOR BANK TO EXTEND CREDIT TO BORROWER, GUARANTOR AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY, ITS VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF BANK, ITS SUCCESSORS AND ASSIGNS, AND WITHOUT LIMITATION ON THE ABILITY OF BANK, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE GUARANTEED OBLIGATIONS, WILL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. GUARANTOR AND BANK CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR PERSON BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ON THEM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AND BANK AS SET FORTH BELOW. GUARANTOR AND BANK WAIVE TRIAL BY JURY, AND GUARANTOR WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS GUARANTY.

                  5.9 Successors and Assigns. This Guaranty will inure to the benefit of Bank and it successors and assigns and be binding on the successors and assigns of Guarantor.

                  5.10 Notices. All notices and demands hereunder shall be made in writing and in the manner, and to the addresses, provided for in Section 10.8 of the Loan Agreement, and shall be deemed delivered in accordance with Section
10.8 of the Loan Agreement.

         In witness whereof, Guarantor has signed this Guaranty as of March 31, 1999.

                                    DELTA INVESTORS II, LLC

                                    By: Omega Healthcare Investors, Inc., its
                                             Sole Member

                                    ---------------------------------------
                                    David A. Stover, Vice President and Chief
                                    Financial Officer


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                                                                       EXHIBIT E


                           COMPLIANCE CERTIFICATE FOR
FISCAL QUARTER/YEAR ENDING                                  ("COMPUTATION DATE")


         1. The undersigned hereby certifies that he is the Chief Financial Officer of OMEGA HEALTHCARE INVESTORS, INC. ("Borrower") and is authorized to execute this Compliance Certificate on behalf of Borrower.

         2. Pursuant to Section 6.4 of the Loan Agreement (the "Loan Agreement") dated as of March 31, 1999, among Borrower and THE PROVIDENT BANK, AGENT ("Bank"), the undersigned hereby certifies that he has reviewed the provisions of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), that Borrower and Guarantors (as defined in the Loan Agreement) are in compliance with all of the covenants and restrictions set forth in the Loan Documents, and that the undersigned is not aware of any condition which exists on the date hereof which constitutes a Default or Event of Default under the Loan Agreement, except the following:

                  Nature of Default ______________________________________

                  Period of Default ______________________________________

                  Action by Borrower _____________________________________

         3. All capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement unless the context hereof requires otherwise.

         4. Financial Covenants. In particular, the undersigned certifies that as of the relevant computation date as set forth in the Loan Agreement, Borrower is and shall be in compliance with the financial covenants set forth in Section
7.9 of the Loan Agreement, and compliance with these covenants is evidenced by the following:

                  a. Indebtedness to Tangible Net Worth. As of the last day of each fiscal quarter of Borrower, the ratio of Indebtedness outstanding as of such date to Tangible Net Worth, determined on a consolidated basis, shall not exceed 1.35 to 1.00.

                           As of the computation date, Indebtedness Borrower was
$___________ and Tangible Net Worth was $___________, equal to a ratio of _______ to _______.

                  b. Minimum Net Worth. Borrower shall maintain a consolidated Tangible Net Worth of not less than $425,000,000.00.

                           As of the computation date, the consolidated Tangible
Net Worth of Borrower was $___________________.



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                  c. Interest Coverage. Borrower shall maintain an Interest
Coverage, determined by dividing (i) EBITDA less Maintenance Capital Expenditures by (ii) Interest Expense, of not less than 150%.

                  As of the computation date, Borrower's EBITDA was $____________________, its Maintenance Capital Expenditures was
$___________________, and its Interest Expense was $___________________,
yielding Interest Coverage of ________%.

                  d. Fixed Charge Coverage. Borrower shall maintain a Fixed Charge Coverage, determined as the ratio of Consolidated Cash Flow of Borrower for the 12 month period ending on the Computation Date to Consolidated Fixed Charges of Borrower for that same 12 month period of not less than 1.00 to 1.00.

                           As of the Computation Date, Consolidated Cash Flow of
Borrower was $__________________ and Consolidated Fixed Charges of Borrower was $________________, equal to a ratio of _______ to _______.

         5. Limitation on Capital Expenditures. Pursuant to Section 8.7 of the Loan Agreement, Borrower shall not make, incur or permit any Capital Expenditures during its fiscal year in an aggregate in excess of the sum of $250,000.00.

         As of the Computation Date, the aggregate amount of Capital Expenditures of Borrower was $_______.

         6. Limitation on Mortgages, Lien and Encumbrances. Borrower has not created, assumed, incurred or permitted to exist, any mortgage, Lien or other encumbrance in respect of the Collateral, except for Liens permitted by Section
8.1 of the Loan Agreement.


DATED: ________________             OMEGA HEALTHCARE INVESTORS, INC.


                                       ----------------------------------------
                                       David A. Stover, Chief Financial Officer




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